                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         GAYLORD ENTERTAINMENT COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                              GAYLORD ENTERTAINMENT
                                  COMPANY LOGO



                                  April 5, 2000


Dear Gaylord Entertainment Company Shareholder:

         You are cordially invited to attend the 2000 Annual Meeting of Shareholders of Gaylord Entertainment Company.

         Details of the business that will be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting, Proxy Statement, and proxy card.

         It is important that your shares be represented and voted at the Annual Meeting. If you do not plan to attend the Annual Meeting, please complete, sign, and return the enclosed proxy card promptly in the accompanying reply envelope. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the Annual Meeting.

         We look forward to seeing you at the Annual Meeting.



                                                  Sincerely,


                                                  /s/ E. K. Gaylord II


                                                  E. K. Gaylord II
                                                  Chairman of the Board

                          GAYLORD ENTERTAINMENT COMPANY
                                ONE GAYLORD DRIVE
                           NASHVILLE, TENNESSEE 37214

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            ------------------------


TIME ....................................   10:00 a.m. on Wednesday, May 10, 2000

PLACE....................................   Ryman Auditorium
                                            116 5th Avenue North
                                            Nashville, Tennessee

ITEMS OF BUSINESS........................   (1) To elect three members of the Board
                                                of Directors for three year terms.

                                            (2) To adopt amendments to the Amended
                                                and Restated 1997 Stock Option and
                                                Incentive Plan.

                                            (3) To approve Arthur Andersen LLP
                                                as the independent accountants for
                                                fiscal year 2000.

                                            (4) To transact such other business as
                                                may properly come before the Meeting
                                                and any adjournment or postponement.

RECORD DATE .............................   You can vote if you were a shareholder
                                            of record on March 13, 2000.

ANNUAL REPORT............................   Our 1999 Annual Report, which is not
                                            part of the proxy soliciting material,
                                            is also enclosed.

PROXY VOTING.............................   It is important that your shares be
                                            represented and voted at the Meeting.
                                            Please MARK, SIGN, DATE, AND PROMPTLY
                                            RETURN the enclosed proxy card in the
                                            postage-paid envelope.

                                            A proxy may be revoked at any time
                                            prior to its exercise at the Meeting.


                                            By Order of the Board of Directors,


                                            /s/ Thomas J. Sherrard
                                            ------------------------------------
Nashville, Tennessee                        THOMAS J. SHERRARD
April 5, 2000                               Secretary

                                 PROXY STATEMENT
--------------------------------------------------------------------------------

We have sent you this proxy statement and the accompanying proxy card because the Board of Directors of Gaylord Entertainment Company ("Gaylord," the "Company," "we," or "us") is soliciting your proxy to vote at the 2000 Annual Meeting of Shareholders on May 10, 2000. This mailing commenced on or about April 5, 2000.


                                TABLE OF CONTENTS
--------------------------------------------------------------------------------

Questions and Answers.......................................................  1

Item 1 - Election of Class III Directors....................................  3
    Nominees for Director...................................................  3
    Continuing Directors....................................................  4
    Board and Committee Membership..........................................  6
    Director Compensation...................................................  7
    Compensation Committee Interlocks and Insider Participation.............  7
    Certain Relationships and Related Transactions..........................  8

Item 2 - Amendment of the 1997 Stock Option and Incentive Plan..............  9

Item 3 - Ratification of Appointment of Independent Accountants.............  16

Beneficial Ownership........................................................  16
    Security Ownership of Directors, Executive Officers, and
       5% Shareholders......................................................  16
    Section 16(a) Beneficial Ownership Reporting Compliance.................  20

Executive Compensation......................................................  21
    Summary Compensation Table..............................................  21
    Option Grants in 1999...................................................  22
    Total Options Exercised in 1999 and Year-End Option Values..............  22
    Pension Plans...........................................................  23
    Pension Plan Table......................................................  24
    Compensation Committee Report on Executive Compensation.................  25

Employment, Severance, and Change in Control Arrangements...................  28

Performance Graph...........................................................  29



QUESTIONS AND ANSWERS
--------------------------------------------------------------------------------

WHO CAN VOTE?

You can vote if you were a shareholder of our Common Stock, par value $.01 per share, at the close of business on the record date, March 13, 2000. On the record date, there were 33,317,109 common shares outstanding.

WHAT MAY I VOTE ON?

You may vote on:

-  The election of three nominees as directors for terms that expire in 2003;

-  Amendments to the Amended and Restated 1997 Stock Option and Incentive Plan;
   and

- The ratification of the appointment of independent accountants to audit our financial statements for our fiscal year 2000.

HOW DOES THE BOARD RECOMMEND I VOTE ON THE PROPOSALS?

The Board recommends that you vote:

-  FOR each nominee to the Board;

- FOR the amendments to the Amended and Restated 1997 Stock Option and Incentive Plan; and

-  FOR the appointment of the independent auditors.

HOW DO I CAST MY VOTE?

If you hold the shares directly in your own name, you can vote in person at the meeting or by mailing in the accompanying proxy card. If you vote by proxy, the proxies identified on the back of the proxy card will vote your shares in accordance with your instructions. If you submit a proxy card without giving specific instructions, the proxies will vote your shares as recommended by the Board of Directors.

If you hold your shares indirectly in the name of a bank, broker, or other nominee, you should receive instructions from that nominee describing the procedure for how you can vote your shares.

HOW DO I CHANGE MY VOTE?

You can revoke your proxy card by:

-  Submitting a new proxy card;

- Giving written notice to the Secretary of the Company stating that you are revoking your proxy card; or

-  Attending the Annual Meeting and voting your shares in person.

WHO WILL COUNT THE VOTE?

Representatives of our transfer agent, SunTrust Bank, will count the vote and act as the independent inspectors of the election.

IS MY VOTE CONFIDENTIAL?

Yes. All proxy cards and vote tabulations that identify an individual shareholder are kept confidential. Except to meet legal requirements, your vote will not be disclosed to the Company unless:

-  A proxy solicitation is contested;

-  You write comments on the proxy card; or

-  You authorize disclosure of your vote.

This policy does not prevent the Company from ascertaining which shareholders have voted or from taking actions designed to encourage shareholder voting.

HOW WILL THE PROXIES VOTE ON ANY OTHER BUSINESS BROUGHT UP AT THE MEETING?

We are not aware of any other business to be considered at the Annual Meeting. If any other business is proposed and we decide to permit it to be presented at the meeting, your signed proxy card authorizes the proxies to use their judgment to vote on these other matters.

WHAT IS A QUORUM?

A quorum is the number of shares that must be present to hold the Annual Meeting. A majority of the outstanding shares of the Company stock, present in person or represented by proxy, makes a quorum. If you submit a valid proxy card or attend the meeting, your shares will be counted to determine whether there is a quorum.

Abstentions and "broker non-votes" count towards the quorum. Broker non-votes occur when a nominee (such as a bank or a broker) that holds shares on behalf of a beneficial owner does not vote on a particular proposal because the nominee did not receive voting instructions from the beneficial owner and the nominee does not have discretionary voting power to vote the shares on the proposal.

WHAT VOTE IS NECESSARY TO PASS THE ITEMS OF BUSINESS AT THE ANNUAL MEETING?

Directors must be elected by a plurality of the votes of the shares present (in person or by proxy) and entitled to vote for the election of directors. All other matters shall be determined based upon the vote of a majority of the shares present (in person or by proxy) and entitled to vote on the matter.

Abstentions are, in effect, votes against proposals presented to shareholders other than the election of directors. Broker non-votes have no effect on proposals submitted to shareholders.

WHAT SHARES ARE INCLUDED ON MY PROXY CARD?

Your proxy card represents all shares registered in your name with the transfer agent on the record date, including those shares owned pursuant to the Company's Employee Stock Purchase Plan.

HOW ARE SHARES IN THE 401(K) SAVINGS PLAN VOTED?

Participants in the 401(k) Savings Plan are entitled to vote the shares held under the Plan in their name. The proxy results for the shares held in the 401(k) Plan will be tabulated by our transfer agent and reported to the 401(k) Plan trustee. The trustee will vote the shares at the meeting through the custodian holding the shares.

WHEN ARE SHAREHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING DUE?

If you would like to submit a proposal for inclusion in our proxy statement for the 2001 Annual Meeting, your proposal must be in writing and be received by us by January 10, 2001.

If you want to bring business before the 2001 Annual Meeting which is not the subject of a proposal submitted for inclusion in the proxy statement, our bylaws require that you notify us in writing by March 11, 2001, but not before February 9, 2001. If a proposal is not received by March 11, 2001, management's proxies may exercise their discretionary authority to vote against such proposal if it is raised at the 2001 Annual Meeting, even though the proposal is not discussed in the proxy statement.

HOW IS THIS PROXY SOLICITATION BEING CONDUCTED?

The Company will bear the cost of soliciting proxies for the Annual Meeting. In addition to the use of mail, our officers may solicit proxies by telephone, e-mail, or facsimile transmission. Upon request, we will reimburse brokers, dealers, banks, and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of shares of our common stock.

CAN I GET A SPECIAL RATE ON ACCOMMODATIONS WHILE ATTENDING THE MEETING?

Yes. The Opryland Hotel has reserved a limited number of rooms at a special rate of $169, single and double occupancy, per night. If you would like a room, please make reservations by May 1, 2000, by calling Corporate Relations at (615) 316-6003.

WILL THERE BE ANY ARRANGEMENTS FOR PARKING NEAR THE RYMAN AUDITORIUM?

Limited complimentary parking will be available in the "Public Parking" lot located on the corner of 4th Avenue and Commerce Street in downtown Nashville. Please identify yourself to the parking attendant as a Gaylord Entertainment shareholder.

================================================================================

ITEM 1 - ELECTION OF CLASS III DIRECTORS
--------------------------------------------------------------------------------

Item 1 is the election of three directors to the Board of Directors. Our Board currently has nine members and is divided into three classes. Directors hold office for staggered terms of three years, and one of the classes is elected each year to succeed the directors whose terms are expiring.

The Board expects all of the nominees below to be available for election. In case any nominee is not available, the proxies can vote your shares for a substitute if you have submitted a proxy card.

The Class III directors whose terms expire at the 2000 Annual Meeting are E. K. Gaylord II, Terry E. London and Mary Agnes Wilderotter. They have each been nominated to serve as Class III directors for another three-year term expiring in 2003.

Directors will be elected by a plurality of the shares present (in person or by proxy) and entitled to vote for the election of directors.

Information follows about the age and business experience, as of March 13, 2000 (the record date), of each Class III nominee and of each of the directors continuing in Classes I and II.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE THREE NOMINEES.


                              NOMINEES FOR DIRECTOR

--------------------------------------------------------------------------------
     CLASS III: TO BE ELECTED TO A TERM EXPIRING AT THE 2003 ANNUAL MEETING
                                 OF SHAREHOLDERS
--------------------------------------------------------------------------------

E. K. GAYLORD II

                   Mr. E. K. Gaylord II has served as the Company's Chairman of the Board since May 1999. He served as Vice-Chairman of the Board from May 1996 to May 1999. Mr. Gaylord has been the president of The Oklahoma Publishing Company, also known as OPUBCO, a newspaper publishing company and an affiliate of the Company, since June 1994 and is also a director of OPUBCO. Mr. Gaylord owns and operates the Lazy E Ranch in Guthrie, Oklahoma, and is a director of the National Cowboy Hall of Fame & Western Heritage Center. Mr. Gaylord is the son of Mr. Edward L. Gaylord and the brother of Mrs. Christine Gaylord Everest, both of whom are directors of the Company.

                   Director since 1977. Age 42.

--------------------------------------------------------------------------------

TERRY E. LONDON

                   Mr. London has been the Company's President and Chief Executive Officer since May 1997. Mr. London was also the acting Chief Financial Officer of the Company from March 1997 until February 1998. From March to May 1997, he served as Executive Vice President and Chief Operating Officer and, from September 1993 until March 1997, he served as Senior Vice President and Chief Financial and Administrative Officer. Mr. London, a certified public accountant, has been employed by the Company in various capacities since 1978. Mr. London is a director of Johnson Worldwide Associates.

                   Director since 1997. Age 50.

--------------------------------------------------------------------------------

MARY AGNES WILDEROTTER

                   Ms. Wilderotter has been the president and chief executive officer and a director of Wink Communications, Inc., an interactive telecommunications and media concern, since January 1997. Prior to January 1997, Ms. Wilderotter served in varying capacities with AT&T Corporation, including executive vice president of national operations for AT&T Wireless Services Inc. and chief executive officer of AT&T's aviation communication division from August 1995 until January 1997. She also held senior management positions with McCaw Cellular from 1991 until August 1995. Ms. Wilderotter is a director of Airborne Freight Corporation, Electric Lightwave Company, Allied Riser Communications Corporation, American Tower Corporation, and the California Cable Television Association.

                   Director since 1997. Age 45.

--------------------------------------------------------------------------------

                              CONTINUING DIRECTORS

--------------------------------------------------------------------------------
        CLASS I: TERM EXPIRING AT THE 2001 ANNUAL MEETING OF SHAREHOLDERS
--------------------------------------------------------------------------------

EDWARD L. GAYLORD

                   Mr. Edward L. Gaylord served as President and Chief Executive Officer of the Company from 1974 until October 1991, and served as Chairman of the Board until May 1999. Mr. Gaylord is currently serving as Chairman Emeritus. Mr. Gaylord is also the chairman and a director of OPUBCO. Mr. Gaylord is active in numerous civic and charitable organizations, and is (among others) chairman of the Oklahoma Industries Authority, director and past president of the State Fair of Oklahoma, chairman and director of The Oklahoma Medical Research Foundation, and chairman and director of the National Cowboy Hall of Fame & Western Heritage Center. Mr. Gaylord is the father of Mr. E. K. Gaylord II and Mrs. Christine Gaylord Everest, both of whom are directors of the Company.

                   Director since 1946. Age 80.

--------------------------------------------------------------------------------

JOE M. RODGERS

                   Mr. Rodgers is chairman of The JMR Group, a private investment company specializing in merchant and investment banking. Mr. Rodgers served as chairman of the board and chief executive officer of Berlitz International, Inc., a foreign language services company, from December 1991 until February 1993. From 1985 to 1989, Mr. Rodgers served as United States Ambassador to France. Mr. Rodgers is also a director of AMR Corporation/American Airlines, Inc., Lafarge Corporation, SunTrust Bank, Nashville, N.A., Thomas Nelson, Inc., Towne Services, Inc., and Tractor Supply Company.

                   Director since 1991. Age 66.

--------------------------------------------------------------------------------

CRAIG L. LEIPOLD

                   Mr. Leipold is chairman and governor of the Nashville Predators, a National Hockey League expansion team that began its inaugural season in 1998. From 1989 until May 1999, he served as chairman and chief executive officer of LaCrosse-Rainfair Safety Company. Before his association with LaCrosse-Rainfair, he was founder and president of Ameritel Corporation of Neenah, Wisconsin. Mr. Leipold also serves as a director of LaCrosse Footwear, Inc., and Levy Corporation, and he is a member of the Board of Governors of the National Hockey League. His civic activities include service as a trustee of Hendrix College, a director of the Nashville Area Chamber of Commerce, and a past chairman of the Wisconsin Sports Authority.

                   Director since 1999. Age 47.

--------------------------------------------------------------------------------
       CLASS II: TERM EXPIRING AT THE 2002 ANNUAL MEETING OF SHAREHOLDERS
--------------------------------------------------------------------------------

MARTIN C. DICKINSON

                   Mr. Dickinson is a retired officer of Scripps Bank in La Jolla, California, and has been a director of that bank since 1990. Mr. Dickinson is also a director of OPUBCO, CBS Corporation, and the National Cowboy Hall of Fame & Western Heritage Center. He is the chairman of The Scripps Foundation for Medicines and Science.

                   Director since 1974. Age 64.

--------------------------------------------------------------------------------

CHRISTINE GAYLORD EVEREST

                   Mrs. Everest has served as vice president of OPUBCO since June 1996 and as secretary of OPUBCO since June 1994. She served as senior assistant secretary of OPUBCO from October 1991 until June 1994. Mrs. Everest is also a director of OPUBCO, a member of the Board of Regents of the University of Oklahoma, a Trustee of University Health Partners, and a member of the Corporate Board of the Presbyterian Health Foundation. Mrs. Everest is the daughter of Mr. Edward L. Gaylord and the sister of Mr. E. K. Gaylord II, both of whom are directors of the Company.

                   Director since 1976. Age 48.

--------------------------------------------------------------------------------

HOWARD L. WOOD

                   Mr. Wood is a co-founder and director of Charter Communications, Inc., an operator of cable television properties in the United States. From 1993 until December 1999, he served as vice chairman of Charter. Before the formation of Charter in 1992, Mr. Wood was president and chief executive officer of Cencom Cable Associates, Inc., an operator of cable television properties that he joined in 1987. Prior to that time, Mr. Wood, a certified public accountant, was with Arthur Andersen & Co., where he served as partner-in-charge of the St. Louis tax division from 1973 until joining Cencom. Mr. Wood is a director of Data Research. He currently serves as a commissioner of the Missouri Department of Conservation.

                   Director since 1999. Age 60.

--------------------------------------------------------------------------------

                         BOARD AND COMMITTEE MEMBERSHIP


The Board of Directors held four regular and three special meetings during 1999. No director attended fewer than 75% of the meetings of the Board and of the committees of which the director was a member in 1999.

The Board has two principal standing committees, the Audit Committee and the Compensation Committee. The following table identifies the membership of the committees and states the number of committee meetings held in 1999.



                                                 AUDIT               COMPENSATION
                 NAME                          COMMITTEE              COMMITTEE
                 ----                          ---------              ---------

      Martin C. Dickinson                         X*                      X

      Christine Gaylord Everest

      Edward L. Gaylord

      E. K. Gaylord II

      Craig L. Leipold                            X                       X

      Terry E. London

      Joe M. Rodgers                              X                       X*

      Mary Agnes Wilderotter                                              X

      Howard L. Wood                              X                       X

      1999 Meetings                               3                       6

      * Committee Chairman



THE AUDIT COMMITTEE

The Audit Committee is responsible for:

-  recommending the annual appointment of independent accountants;

-  reviewing our significant audit and accounting policies and practices;

- meeting with our independent accountants and with our director of internal audit concerning, among other things, the scope of audits and reports; and

-  reviewing the performance of our overall accounting and financial controls.

THE COMPENSATION COMMITTEE

The Compensation Committee is responsible for:

-  reviewing and approving all compensation and benefits for executive officers;

- advising on the setting of compensation for senior executives whose compensation is not otherwise set by the Committee;

- administering the Company's Amended and Restated 1997 Stock Option and Incentive Plan;

-  advising management regarding employee benefit plans;

-  reviewing and recommending compensation for directors; and

-  publishing an annual Report on Executive Compensation for the shareholders.

NOMINATING PROCEDURES

The Board does not have a standing nominating committee, but the Compensation Committee has recommended candidates to the Board in the past. Also, the Board as a whole may function as a nominating committee to select management's nominees for election to the Board. The Board will also consider nominees recommended by the shareholders.

If shareholders wish to nominate candidates, they must comply with the advance notice procedure contained in our bylaws. Our Secretary must receive written notice of the nomination before the meeting at which the election will be held.

For an election to be held at an annual meeting, the Company must receive the shareholder's notice of the nomination not less than 60 days and no more than 90 days before the anniversary date of the previous year's annual meeting.

If, however, (1) the election is to be held at an annual meeting that is called for a date that is not within 30 days of the anniversary date of the previous year's annual meeting or (2) the election is to be held at a special meeting of shareholders called for the purpose of electing directors, then the shareholder's notice must be received by the close of business on the tenth day following either the day on which notice of the meeting date was mailed or the day on which the meeting date was publicly disclosed, whichever occurred first.

In addition to including certain information about the shareholder proposing to nominate a candidate for director, a shareholder's notice of nomination must contain all the information about the nominee that is required to be included in a proxy statement soliciting proxies for the election of directors (including the nominee's written consent to serve as a director if so elected). A shareholder's nomination will be disregarded if the presiding officer of the meeting determines that a person was not nominated in accordance with this nomination procedure.

                              DIRECTOR COMPENSATION


The Compensation Committee sets the compensation for directors. During 1999, Board members who were not employed by the Company received the following compensation:

-  Annual Board retainer: $30,000

- Annual committee retainer: $5,000 per committee ($6,000 for committee chairmen)

-  Per-meeting fee (for special meetings of the Board or committees): $1,500

The Company has established a deferred compensation plan whereby non-employee directors may defer their cash compensation until their retirement or resignation from the Board. Currently, however, none of the directors are participating in the deferred compensation plan.

Directors who are employed by the Company do not receive additional compensation for their service as directors. All directors are reimbursed for their expenses incurred in attending meetings. In addition, the Compensation Committee may occasionally vote to grant stock options to directors.

On February 15, 1999, Mr. Dickinson, Mrs. Everest, Mr. Rodgers, and Ms. Wilderotter were each awarded options to purchase 7,000 shares of common stock at a price of $27.875 per share. In addition, on the same date, Mr. Leipold was awarded options to purchase 25,000 shares of common stock at the same price. On March 1, 1999, Mr. Wood was awarded options to purchase 25,000 shares of common stock at a price of $24.9375 per share.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee of the Board of Directors is composed of Mr. Dickinson, Mr. Leipold, Mr. Rodgers, Ms. Wilderotter, and Mr. Wood. Mr. Dickinson is also a director and shareholder of OPUBCO. Edward L. Gaylord, a director of the Company, and E. K. Gaylord II, a director and executive officer of the Company, are also directors, executive officers, and shareholders of OPUBCO.

In February 1998, OKC Athletic Club, LP, the limited partnership that owns the Oklahoma

Redhawks, in which the Company owns an approximately 68% interest, borrowed approximately $2.9 million from a wholly owned subsidiary of OPUBCO, bearing interest at the prime rate plus 1% and payable in full on January 12, 2001. In January 1999, the limited partnership prepaid the loan in full with borrowings from the Company.

The Company believes that the above-mentioned transactions were on terms no less favorable to the Company or its affiliates than could have been obtained from unaffiliated third parties.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In addition to the transactions between the Company and its affiliates and OPUBCO described in the previous section, which are incorporated into this section by reference, certain other relationships should be disclosed.

E. K. Gaylord II is an executive officer of the Company and of OPUBCO. E. K. Gaylord II, Edward L. Gaylord, Christine Gaylord Everest, and Martin C. Dickinson are directors of the Company and of OPUBCO.

Edward L. Gaylord, Edith Gaylord Harper, Christine Gaylord Everest, and E. K. Gaylord II, as voting trustees of the Voting Trust (described in note 2 to the Beneficial Ownership Table on page 16), control approximately 43.6% of the Company's voting power and also beneficially own a majority of the voting stock of OPUBCO.

Howard L. Wood has been a director of the Company since March 1999. Until November 1998, Mr. Wood owned an interest in Charter Communications, Inc., an operator of cable television properties in the United States. Mr. Wood served as an executive officer of Charter until December 31, 1999. On January 1, 2000, he became a director of Charter. In 1995, the Company sold its cable television systems to CCT Holdings Corp. ("CCTH"), an affiliate of Charter, in exchange for $198.8 million in cash, a note receivable in the face amount of $165.7 million, and the right to receive a percentage of proceeds from Charter's future sales of certain assets. During the fourth quarter of 1998, the Company received payment of $238.4 million from CCTH representing prepayment of the note receivable and accrued interest. In January 1999, the Company received a payment of approximately $130.0 million in connection with the sale of the certain assets by CCTH to a third party.

Craig L. Leipold has been a director of the Company since February 1999 and, together with members of his immediate family, owns an 80.1% interest in Nashville Hockey Club Limited Partnership, the limited partnership that owns the Nashville Predators. The Company acquired a 19.9% interest in the limited partnership in exchange for cash consideration of approximately $12.8 million, which was paid in 1997 and 1998. In November 1999, the Company entered into a Naming Rights Agreement with the limited partnership whereby the Company purchased the right to name the Nashville Arena as the "Gaylord Entertainment Center" and to place certain advertising within the arena. Under the agreement, which has a 20-year term, the Company is required to make annual payments of $2,050,000, subject to a 5% annual increase, and to purchase a minimum number of event tickets each year.

David B. Jones, an executive officer of the Company, was granted an interest-free secured loan of up to $1,500,000 by the Company in November 1999 to assist Mr. Jones in purchasing a residence in Nashville, Tennessee. The largest aggregate amount of indebtedness outstanding under the loan agreement during 1999 was $340,000, which is also the current balance on the loan. The loan will be repaid in full upon the sale of Mr. Jones's former residence in Springfield, Missouri.

================================================================================

ITEM 2 - AMENDMENT OF THE 1997 STOCK OPTION AND INCENTIVE PLAN
--------------------------------------------------------------------------------

BACKGROUND AND PURPOSE

In order to continue to attract, motivate, and retain outstanding officers, directors, and key employees, the Board of Directors believes that it is essential to provide compensation incentives that are competitive with those provided by other companies. In addition, the Board believes that it is important to continue to identify the interests of its officers, directors, key employees, consultants, and advisors with those of the shareholders by encouraging equity ownership of the Company.

To those ends, on March 20, 2000, the Board of Directors voted to adopt, subject to shareholder approval, certain amendments to the Amended and Restated 1997 Stock Option and Incentive Plan (the "1997 Stock Plan") and to rename the 1997 Stock Plan as so amended the 1997 Omnibus Stock Option and Incentive Plan (the "1997 Omnibus Plan"). The proposed amendments to the 1997 Stock Plan, reflected in the 1997 Omnibus Plan, will afford the Compensation Committee greater flexibility by increasing the types of awards that may be granted under the plan and by increasing the number of shares authorized for grant and issuance. The following summaries of the proposed amendments under the 1997 Omnibus Plan and of the 1997 Stock Plan as currently in effect are qualified in all respects by the specific provisions contained in the plans. The full texts of both the 1997 Omnibus Plan and the 1997 Stock Plan as currently in effect are annexed to this proxy statement as Appendix A and Appendix B, respectively.

PROPOSED AMENDMENTS

The Board of Directors approved the amendments to the 1997 Stock Plan in order to broaden the types of awards available, to increase the shares reserved for grant and issuance, and to prohibit the repricing of options after they have been granted. Under the proposed amendments, the Compensation Committee may select from among six categories of incentive awards: stock options, stock appreciation rights ("SARs"), restricted shares, deferred shares, performance shares, and performance units. Currently, only stock options, SARs, and restricted stock may be granted under the 1997 Stock Plan. All of the material changes to the 1997 Stock Plan pursuant to the proposed amendments, with the exception of the provisions that increase the number of available shares and that prohibit the repricing of options, relate to the additional awards.

Currently, 4,250,000 shares of Common Stock are reserved for the grant of awards and issuance under the 1997 Stock Plan. As March 13, 2000 (the record date), all of the awards have been granted as non-qualified stock options or restricted stock awards.

Pursuant to the proposed amendments, an additional 1,200,000 shares of common stock will be made available and reserved for the grant of awards and issuance under the 1997 Omnibus Plan.

          SUMMARY OF TERMS OF THE 1997 STOCK PLAN AND 1997 OMNIBUS PLAN

ELIGIBILITY

Under the 1997 Stock Plan, directors, officers and other key employees, consultants and advisors of the Company are eligible to receive awards of stock options, stock appreciation rights, and restricted stock. Options granted under the 1997 Stock Plan may be "incentive stock options," within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended, or "non-qualified stock options." The Committee may grant freestanding stock appreciation rights ("SARs") or may grant SARs in tandem with the grant of an option. Pursuant to the proposed amendments, the Company will also have the ability to grant deferred shares, performance shares, and performance units.

ADMINISTRATION

Unless otherwise determined by our Board of Directors, the 1997 Stock Plan is administered by the Compensation Committee as long as it is comprised solely of "nonemployee directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended. If the Compensation Committee members do not qualify as non-employee directors, the Board of Directors as a whole will administer the 1997 Stock Plan. For ease of reference in this summary, we will refer to the Compensation Committee as the administrator, as it is currently serving as the administrator.

The current members of the Compensation Committee are all nonemployee directors and also "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code. Subject to the provisions of the 1997 Stock Plan, the Committee determines the type of award, when and to whom awards will be granted, and the number of shares covered by each award. The Committee also determines the terms, provisions, and kind of consideration payable (if any) with respect to awards.

The Committee has sole discretionary authority to interpret the 1997 Stock Plan and to adopt and amend rules and regulations related thereto. In determining the persons to whom awards will be granted and the number of shares covered by each award, the Committee takes into account the person's contributions to the management, growth, and profitability of the Company's business in addition to any other factors that the Committee considers relevant.

PARTICIPATION

The persons eligible to participate in the 1997 Stock Plan are officers, directors, key employees, consultants and advisors of the Company or any "Subsidiary," as defined in the 1997 Stock Plan. Only consultants or advisors who have rendered bona fide services to the Company or a Subsidiary in connection with its business operations, and not in connection with the offer or sale of securities in capital-raising transactions, are eligible to participate. The Committee has sole discretion to select the eligible participants and determine the grants to them under the 1997 Stock Plan.

SHARES SUBJECT TO THE 1997 STOCK PLAN

Currently, the 1997 Stock Plan provides that 4,250,000 shares of common stock are reserved for the grant of awards and issuance pursuant to the Plan. As of the Record Date, all of the shares that have been committed or granted have been in the form of non-qualified stock options or restricted stock awards. The Committee has not granted any incentive stock options or SARs. Shares of common stock covered by an award that terminates before it is exercised will be available for additional awards.

The 1997 Stock Plan also provides for an adjustment in the number of shares subject to the plan, in the exercisability of certain awards to be based upon the attainment of performance goals determined by the Committee, and in the option price or applicable market value of outstanding awards in the event of a stock split, combination of shares, recapitalization, or other change in the Company's capitalization. The 1997 Stock Plan limits the number of shares with respect to which awards (including options, SARs, and restricted stock, and, under the proposed amendments, deferred shares, performance shares, and performance units) may be granted to any individual to no more than 500,000 shares (subject to adjustment) in any given three year period.

Unless the 1997 Stock Plan is terminated earlier by the Board of Directors, awards may be granted under the Plan until September 30, 2007. Previously granted awards may continue in effect beyond that date.

Pursuant to the proposed amendments, an additional 1,200,000 shares of common stock will be made available and reserved for the grant of awards and issuance under the 1997 Omnibus Plan.

STOCK OPTIONS

The Committee has sole discretion to determine the purchase price of the shares of stock covered by an option and the kind of consideration payable with respect to awards at the time the option or award is granted. In the case of incentive stock options, however, the option price must not be less than 100% of the "Fair Market Value" (as that term is defined in the 1997 Stock Plan) of a share of common stock on the date of grant of the option. In addition, if an incentive stock option is granted to a "Ten Percent Stockholder" (as that term is defined in the 1997 Stock Plan), the option price must be 110% of the Fair Market Value of a share of common stock.

The Committee determines when and under what conditions options are exercisable. In the case of incentive stock options, the exercise period may not exceed ten years from the date of grant, but, if an incentive stock option is granted to a Ten Percent Stockholder, the exercise period may not exceed five years from the date of grant.

The aggregate Fair Market Value of the shares with respect to which incentive stock options are granted under the 1997 Stock Plan and any other option plans exercisable for the first time by each grantee during any calendar year may not exceed $100,000.

Stock options may be exercised by delivery of consideration to the Company equal to the exercise price. The consideration may be in the form of cash, shares of common stock having a Fair Market Value equal to the exercise price, cash provided through a broker-dealer sale and remittance procedure, or a combination of one or more of the foregoing, or it may be in any other form that the Committee deems appropriate or that the related option agreement may provide. The Committee determines when options expire.

The 1997 Stock Plan generally provides that options which are unexercisable upon termination of an option holder's employment are canceled. Unless otherwise provided, options which are exercisable on the date of termination of the option holder's employment may be exercised for a period of 90 days after termination of employment (or earlier in accordance with the option's terms). If employment is terminated by the Company for cause, however, all of an employee's options, even if exercisable, expire immediately unless the Committee extends them. If the option holder's employment terminates due to retirement, the option holder's then exercisable options remain exercisable for the remainder of the option term. In addition, the 1997 Stock Plan generally provides that in the event of the death or disability of the option holder while employed by of the Company, or within 90 days after termination of employment, the option will become fully exercisable and will remain exercisable until the expiration of the stated term of the option.

STOCK APPRECIATION RIGHTS

The 1997 Stock Plan also permits the Committee to grant SARs with respect to all or any portion of the shares of the common stock covered by options. Each SAR will confer a right to receive an amount with respect to each share, upon exercise, equal to the excess of (i) the Fair Market Value of one share of common stock on the date of exercise over (ii) the grant price of the SAR. The grant price of any SAR granted in tandem with an option will be equal to the exercise price of the underlying option, and the grant price of any other SAR will be determined by the Committee. The Committee may, in its sole discretion, condition the exercise of any SAR upon the attainment of specified performance goals (described below).

RESTRICTED STOCK

The 1997 Stock Plan further provides for the granting of restricted stock awards, which are awards of common stock that may not be transferred or otherwise disposed of for a period determined by the Committee. A grantee is entitled to immediate voting, dividend, and other ownership rights in the shares. The Committee may specify performance goals (described below) which, if achieved, will result in termination or early termination of the restrictions applicable to the shares.

DEFERRED SHARES

Pursuant to the proposed amendments, the Company will have the authority to award deferred shares. An award of deferred shares granted under the 1997 Omnibus Plan represents the right to receive a specific number of shares at the end of a specified deferral period. Any grant of deferred shares may be further conditioned upon the attainment of performance goals (described below). The grant may provide for the early termination of the deferral period in the event of a change in control of the Company or similar event. During the deferral period, the grantee is not entitled to vote or receive dividends on the shares subject to the award, but the Committee may provide for the payment of dividend equivalents on a current or deferred basis. The grant of deferred shares may be made without any consideration from the grantee other than the performance of future services.

PERFORMANCE SHARES AND PERFORMANCE UNITS

Pursuant to the proposed amendments, the Company will have the ability to award performance shares and performance units. A performance share is the equivalent of one share, and a performance unit is the equivalent of one dollar ($1.00). Each grant of performance shares or performance units will specify one or more performance goals to be met within a specified period (the "performance period"). The specified performance period may be subject to earlier termination in the event of a change in control of the Company or a similar event. If by the end of the performance period the grantee has achieved the specified performance goals, the grantee will be deemed to have fully earned the performance shares or performance units. If the grantee has not achieved the performance goals but has attained or exceeded the predetermined minimum level of acceptable achievement, the grantee may be deemed to have partially earned the performance shares or performance units in accordance with a predetermined formula. To the extent earned, the performance shares or performance units will be paid to the grantee at the time and in the manner determined by the Committee in cash, shares, or any combination thereof.

PERFORMANCE GOALS

The Committee may also impose other conditions and restrictions on SARs, shares of restricted stock, shares of deferred stock, and shares of performance stock, and on performance units, including the satisfaction of performance goals relating to one or more of the following criteria:

-  pre-tax income or after-tax income;

-  operating cash flow (operating income plus depreciation and amortization);

-  operating profit;

-  return on equity, assets, capital, or investment;

-  earnings or book value per share;

-  sales or revenues;

-  operating expenses;

-  common stock price appreciation; and

-  implementation or completion of critical projects or processes.

The performance goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), a level of performance at which specified payments will be made (or specified vesting will occur), or a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). Each of the performance goals will be determined, to the extent applicable, in accordance with generally accepted accounting principles and will be subject to certification by the Committee.

The Committee may make equitable adjustments to the performance goals in recognition of unusual or non-recurring events affecting the Company. The Committee may provide that restrictions on specified percentages of the awarded shares or performance units will lapse on successive future dates. The Committee may cancel all or any portion of a restriction on such terms and conditions as it deems appropriate.

AMENDMENT AND TERMINATION

To the extent permitted by the Exchange Act and the rules and regulations thereunder, the Board of Directors may suspend, terminate, modify, or amend the 1997 Stock Plan at any time without shareholder approval. No suspension, termination, modification, or amendment of the 1997 Stock Plan may adversely affect any award previously granted under the plan unless the written consent of the grantee is obtained.

CHANGE IN CONTROL

In the event of a "Change in Control" of the Company, the awards granted under the 1997 Stock Plan will become immediately exercisable or otherwise nonforfeitable in full, notwithstanding terms of the awards providing otherwise. "Change in Control" is defined in the 1997 Stock Plan to mean, among other things:

- the acquisition of securities representing a majority of the combined voting power of the Company by any person (other than the Company and other related entities);

- the approval by the Company's shareholders of a merger or consolidation of the Company into or with another entity (with certain exceptions), a sale or other disposition of all or substantially all of the Company's assets, or a plan of liquidation; and

- a change in the composition of the Board of Directors in any two-year period so that individuals who were directors at the beginning no longer constitute a majority of the Board (with certain exceptions).

REPRICING OF OPTIONS

Pursuant to the proposed amendments, the option price of an option may not be amended or modified after the grant of the option, and an option may not be surrendered in consideration of or exchanged for a grant of a new option having an option price below that of the option which was surrendered or exchanged.

TRANSFERABILITY

Incentive stock options (and any related SARs), deferred shares, performance shares, and performance units can be transferred only by will or the laws of descent and distribution. Only a grantee may exercise incentive stock options during the grantee's lifetime.

Non-qualified stock options (and any related SARs) are not transferable without the prior consent of the Committee, other than (i) by will or the laws of descent and distribution, (ii) by a grantee to a member of the option holder's "Immediate Family" (as that term is defined in the 1997 Stock Plan), or (iii) by a grantee to a trust for the benefit of a member of the option holder's Immediate Family.

Awards of restricted stock will be transferable only to the extent set forth in the instruments evidencing such awards.

                  CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a brief summary of certain U.S. federal income tax aspects of options awarded under the 1997 Stock Plan based upon the federal income tax laws currently in effect. This summary is not intended to be exhaustive, and the exact tax consequences to any grantee will depend upon various factors and the grantee's particular circumstances. 1997 Stock Plan participants must consult their tax advisors with respect to any state, local, and foreign tax considerations or particular federal tax implications of options granted under the 1997 Stock Plan.

INCENTIVE STOCK OPTIONS

Neither the grant nor the exercise of an incentive stock option will result in taxable income to the employee. The tax treatment on the sale of shares of common stock acquired upon exercise of an incentive stock option depends on whether the holding period requirement is satisfied. The holding period requirement is met if the disposition by the employee occurs (i) at least two years after the date of grant of the option, (ii) at least one year after the date the shares were transferred to the employee, and (iii) while the employee remains employed by the Company or not more than three months after termination of employment (or not more than one year in the case of a disabled employee).

If the holding period requirement is satisfied, the excess of the amount realized upon sale of the shares of common stock acquired upon the exercise of the incentive stock option over the price paid for these shares will be treated as a long-term capital gain. If the employee disposes of the common stock acquired upon the exercise of the incentive stock option before the holding period requirement is met (a "disqualifying disposition"), the excess of the fair market value of the shares on the date of exercise or, if less, the fair market value on the date of disposition, over the exercise price will be taxable as ordinary compensation income to the employee at the time of disposition, and the Company will be entitled to a corresponding deduction. The balance of the gain, if any, will be a capital gain for the employee.

Although the exercise of an incentive stock option will not result in taxable income to the employee, the excess of the fair market value of the common stock on the date of exercise over the exercise price will be included in the employee's "alternative minimum taxable income" under the Internal Revenue Code.

NON-QUALIFIED STOCK OPTIONS

There will be no federal income tax consequences to the Company or to the grantee upon the grant of non-qualified stock options under the 1997 Stock Plan. However, upon the exercise of a non-qualified stock option under the 1997 Stock Plan, the grantee will recognize ordinary compensation income for federal income tax purposes in an amount equal to the excess of the fair market value of the shares of common stock purchased over the exercise price. The Company will generally be entitled to a tax deduction at such time and in the same amount that the employee recognizes ordinary income. If the acquired shares of common stock are later sold or exchanged, the difference between the amount realized from the sale or exchange and the fair market value of the stock on the date of exercise of the option is generally taxable as long-term or short-term capital gain or loss depending upon how long the shares have been held.

RESTRICTED STOCK

A grantee of restricted shares generally will be subject to tax at ordinary income rates on the fair market value of the restricted shares (reduced by any amount paid by the recipient) at such time as the shares are no longer subject to a risk of forfeiture or restrictions on transfer for purposes of Section 83 of the Code. However, a grantee who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the restricted shares will recognize ordinary income on the date of transfer of the shares equal to the excess of the fair market value of the restricted shares (determined without regard to the risk of forfeiture or restrictions on transfer) over any purchase price paid for the shares. If a Section 83(b) election has not been made, any dividends received with respect to restricted shares that are subject at that time to a risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the grantee in the year of receipt.

DEFERRED SHARES

A grantee of deferred shares generally will not recognize income until the shares are transferred to the grantee at the end of the deferral period and are no longer subject to a substantial risk of forfeiture or restrictions on transfer for purposes of Section 83 of the Code. At that time, the grantee will recognize ordinary income equal to the fair market value of the shares, reduced by any amount paid by the grantee.

PERFORMANCE SHARES AND PERFORMANCE UNITS

A grantee generally will not recognize income upon the grant of performance shares or performance units. Upon payment in respect of performance shares or performance units, the grantee generally will recognize as ordinary income an amount equal to the amount of cash received and the fair market value of any unrestricted shares received.

EXERCISES OTHER THAN FOR CASH

If the grantee is permitted to pay the exercise price upon exercise of an option, in whole or in part, by delivering shares of common stock already owned by the grantee, the grantee will recognize no gain or loss for federal income tax purposes to the extent of the fair market value of the shares surrendered. The number of shares of common stock acquired upon exercise which is equal to the number of shares surrendered will have a tax basis equal to the tax basis of the shares surrendered, and, except as noted below with respect to disqualifying dispositions, the holding period of such shares will include the holding period of the shares surrendered.

In the case of a non-qualified stock option, (i) the grantee will recognize ordinary compensation income equal to the fair market value of the shares received in excess of the number of shares surrendered to pay the exercise price, (ii) the basis of additional shares received upon exercise of the option will be equal to the fair market value of the shares on the date of exercise, and (iii) the holding period for the additional shares will commence on the date the option is exercised.

In the case of an incentive stock option, (i) the grantee will not recognize ordinary compensation income as a result of the exercise in respect of the shares received in excess of the number of shares surrendered to pay the exercise price, (ii) the tax basis of the additional shares received will be zero, and (iii) the holding period of the additional shares will commence on the date of the exercise. If any of the shares received upon exercise of the incentive stock option are disposed of within two years of the date of grant or within one year after exercise, the shares with the lowest (i.e., zero) basis will be deemed to be disposed of first, and such disposition will be a disqualifying disposition giving rise to ordinary income as discussed above.

If the grantee is permitted to engage in a "cashless exercise" (i.e., an exercise without the payment of cash or the surrender of shares already owned) of a non-qualified stock option under the terms of the 1997 Stock Plan, then the foregoing results do not change. On the other hand, if the grantee is permitted to engage in a "cashless exercise" of an incentive stock option under the terms of the 1997 Stock Plan, then there will be a deemed disqualifying disposition with respect to the shares necessary to fund the exercise. The result of the disqualifying disposition will be that the grantee will recognize ordinary income to the extent of the difference between the fair market value and the exercise price of the shares used to fund the exercise. Shares not used to fund the exercise will retain their status as incentive stock options.

                                NEW PLAN BENEFITS

Under the 1997 Stock Plan, the Compensation Committee has discretion to select the eligible participants and to establish the amount of awards. Therefore, future participants and the dollar value of awards can not be determined in advance.

The table below provides information for 1999 regarding the dollar value and the number of shares underlying awards granted under the 1997 Stock Plan:



                                                DOLLAR VALUE         NUMBER OF OPTION
                                                  OF 1999             SHARES AWARDED
                   NAME                       STOCK OPTIONS (1)         IN 1999 (2)
                   ----                       -----------------         -----------
Terry E. London, CEO........................       103,125                 50,000

E. K. Gaylord II............................        14,438                 32,000

Jerry O. Bradley............................        15,469                  7,500

David B. Jones..............................        51,563                 40,000

Carl W. Kornmeyer...........................        41,250                 20,000

Executive Group.............................       314,219                242,500

Non-Executive Director Group................       248,750                 85,000

Non-Executive Officer Employee Group........       748,840                401,633 (3)


--------------

(1) Based upon the closing sales price of our common stock of $29.9375 as reported on the NYSE on December 31, 1999.

(2) Awards of non-qualified stock options only, except for awards of 8,286 shares of restricted stock to non-executive officer employee group. No incentive stock options or SARs were awarded in 1999. Executive officers determined as of March 13, 2000.

(3) Includes awards of 38,000 non-qualified stock options which were later cancelled during 1999.

                              SECTION 16 LIABILITY

The 1997 Stock Plan has been designed to qualify for the exemption from the short-swing profit restrictions on directors and executive officers provided by Rule 16b-3.

                              APPROVAL OF PROPOSAL

Under Section 162(m) of the Code and the rules of the New York Stock Exchange, the approval and adoption of this proposal requires the affirmative vote of the holders of a majority of the total votes cast on the proposal by the holders of the outstanding shares of common stock, as long as the total number of votes cast on the proposal represents over 50% of the number of votes entitled to be cast.

Pursuant to the Company's by-laws, the affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on this proposal is required for adoption of the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ITEM 2.

================================================================================

ITEM 3 - RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
--------------------------------------------------------------------------------

Item 3 is the ratification of the appointment by the Board of Directors, upon the recommendation of the Audit Committee, of Arthur Andersen LLP as our independent accountants for 2000. Arthur Andersen LLP has served as our independent accountants since 1983.

A representative of Arthur Andersen LLP will be present at the Annual Meeting. The representative will be available to respond to your questions and may make a statement if he or she desires.

Although shareholder ratification of this appointment is not required, our management believes that it is desirable. If this appointment is not ratified, the Board will consider such fact as it deems appropriate.

The affirmative vote of a majority of the shares present (in person or by proxy) and entitled to vote on this proposal is required for adoption.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR ITEM 3.

================================================================================


BENEFICIAL OWNERSHIP
--------------------------------------------------------------------------------

    SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS, AND 5% SHAREHOLDERS

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table describes the beneficial ownership of each current director, each of the executive officers named in the Summary Compensation Table beginning on page 21, and the executive officers and directors as a group. Unless otherwise indicated in the notes, the information is given as of March 13, 2000 (the record date), and includes shares in which the director or executive officer may be deemed to have a beneficial interest, including stock options which are exercisable within 60 days of the record date.

Each director and executive officer has sole voting and investment power over the shares listed on the table next to his or her name except as indicated in the footnotes.




                           NAME                             NUMBER OF SHARES           PERCENT
                           ----                             ----------------           -------

  Edward L. Gaylord (1)* ..............................      8,579,329  (2)(3)          25.6%
  Christine Gaylord Everest* ..........................      1,115,248  (2)(4)           3.3
  E. K. Gaylord II* + .................................      2,594,001  (2)(5)           7.8
  Martin C. Dickinson* ................................      1,363,706  (2)(6)           4.1
  Craig L. Leipold* ...................................         33,766  (7)               **
  Joe M. Rodgers* .....................................        105,420  (8)               **
  Mary Agnes Wilderotter* .............................         46,500  (9)               **
  Howard L. Wood* .....................................         39,385 (10)               **
  Terry E. London* + ..................................        150,715 (11)               **
  Jerry O. Bradley + ..................................         18,525 (12)               **
  David B. Jones + ....................................            294                    **
  Carl W. Kornmeyer + .................................         17,233 (13)               **
  The Oklahoma Publishing Company Voting Trust (1).....     14,518,640  (2)              43.6
  All executive officers and directors as a group
     (17 persons)......................................     16,094,962 (14)              47.1

------------------
* Director
+ Named Executive Officer
**Less than 1%

SECURITY OWNERSHIP OF 5% SHAREHOLDERS

The following table describes all persons, other than those persons included in the prior table, known to the Company who are the beneficial owners of more than 5% of our outstanding shares of common stock.

Beneficial ownership may under certain circumstances include both voting power and investment power.

This information is provided for reporting purposes only and should not be construed as an admission of actual beneficial ownership.


                               NAME                         NUMBER OF SHARES        PERCENT
                               ----                         ----------------        -------

  Gabelli Funds, Inc.
     One Corporate Center
     Rye, NY 10580-1434 ..................................   4,915,280 (15)          14.8

  Richard C. Blum & Associates, L.P.
     909 Montgomery Street, Suite 400
     San Francisco, CA 94133 .............................   2,114,898 (16)           6.3

  The Oklahoma Publishing Company ("OPUBCO") (1)..........   1,978,666                5.9

  Edith Gaylord Harper 1995 Revocable Trust (1)...........   2,133,371 (2)(17)        6.4


------------------
(1)  Mailing address: 9000 N. Broadway, Oklahoma City, Oklahoma 73114.

(2) Includes:

    (a) 12,539,974 shares held pursuant to a Voting Trust Agreement among Edward
    L. Gaylord, Edith Gaylord Harper, Christine Gaylord Everest, E. K. Gaylord II, Martin C. Dickinson and certain other shareholders; and

    (b) 1,978,666 shares beneficially owned by OPUBCO, a corporation over which the Voting Trust has voting control.

    The Voting Trust terminates on October 3, 2000. Edward L. Gaylord, Edith Gaylord Harper, Christine Gaylord Everest, and E. K. Gaylord II, as the voting trustees under the Voting Trust, have the shared right to vote, by the consent of at least 60% of the voting trustees, the shares of common stock held in the trust. Although the voting trustees do not have the right to make any investment decisions with respect to the shares, a shareholder who has deposited shares in the trust needs the written consent of at least 60% of the voting trustees to withdraw the shares from the trust.

(3) Includes:

    (a) 4,666,558 shares beneficially owned as trustee of the Edward L. Gaylord Revocable Trust, 4,635,998 of which are deposited with the Voting Trust;

    (b) 352,586 shares beneficially owned as trustee of the Thelma Gaylord Irrevocable Trust, 345,236 of which are deposited with the Voting Trust;

    (c) 143,583 shares beneficially owned as trustee of the Edward L. Gaylord and Thelma F. Gaylord Foundation;

    (d) 828,646 shares beneficially owned as trustee for the Mary I. Gaylord Revocable Living Trust of 1985, all of which are deposited with the Voting Trust;

    (e) 33,333 shares beneficially owned as co-trustee of the Mary Gaylord Foundation;

    (f) 262,395 shares beneficially owned by Gayno, Inc., a corporation controlled by Mr. Gaylord;

    (g) 128,625 shares beneficially owned as trustee of The Oklahoman
    Foundation;

    (h) 1,978,666 shares owned by OPUBCO, of which Mr. Gaylord is chairman; and

    (i) 184,937 shares issuable upon the exercise of options.

     Mr. Gaylord has shared voting and sole investment power (subject to the terms of the Voting Trust) with respect to the shares listed in (a) and (d) that are deposited with the Voting Trust; shared voting and shared investment power (subject to the terms of the Voting Trust) with respect to the shares listed in (b) that are deposited with the Voting Trust; and shared voting and shared investment power with respect to the 7,350 shares listed in (b) above that are not deposited with the Voting Trust and with respect to the shares listed in (c), (e), (g), and (h).

     Does not include 6,730,094 shares beneficially owned by the Voting Trust (other than those shares listed in (a), (b), (d), and (h) above that are beneficially owned by the Voting Trust), as to which Edward L. Gaylord has shared voting and shared investment power (under the terms of the Voting Trust). See Note 2.

(4)  Includes:

     (a) 849,163 shares owned directly, all of which are deposited with the Voting Trust;

     (b) 691 shares owned or beneficially owned by Mrs. Everest's husband, James
     H. Everest, 71 of which are deposited with the Voting Trust;

     (c) 3,759 shares owned by each of Mrs. Everest's daughters, Mary C. Everest and Tricia L. Everest, which are deposited with the Voting Trust.

     (d) 3,675 shares owned by a foundation of which Mr. Everest is a trustee, which are deposited with the Voting Trust;

     (e) 128,625 shares beneficially owned as trustee of The Oklahoman Foundation; and

     (f) 125,576 shares issuable upon the exercise of options.

     Mrs. Everest has shared voting and sole investment power (subject to the terms of the Voting Trust) with respect to the shares listed in (a) above, and shared voting and shared investment power (under the terms of the Voting Trust) with respect to the shares listed in (b), (c), and (d) above that are deposited with the Voting Trust. She has no voting or investment power with respect to the 620 shares in (b) above that are not deposited with the Voting Trust; and shared voting and shared investment power with respect to the shares listed in (e).

     Does not include 13,658,213 shares beneficially owned by the Voting Trust (other than those shares listed in (a) - (d) above that are beneficially owned by the Voting Trust), as to which Mrs. Everest has shared voting and shared investment power (under the terms of the Voting Trust). See Note 2.

(5)  Includes:

     (a) 402,500 shares owned directly, all of which are deposited with the Voting Trust;

     (b) 1,978,666 shares owned by OPUBCO, of which E. K. Gaylord II, is president and a director;

     (c) 128,625 shares beneficially owned as trustee of The Oklahoman Foundation; and

     (d) 84,210 shares issuable upon the exercise of options.

     E. K. Gaylord II has shared voting and sole investment power (subject to the terms of the Voting Trust) with respect to the shares listed in (a) above; and shared voting and shared investment power with respect to the shares in (b) and (c) above.

     Does not include 12,137,474 shares beneficially owned by the Voting Trust (other than those shares listed in (a) and (b) above that are beneficially owned by the Voting Trust), as to which E. K. Gaylord II has shared voting and shared investment power (under the terms of the Voting Trust). See Note 2.

(6)  Includes:

     (a) 600,000 shares beneficially owned as co-trustee of the Elizabeth M. Dickinson Trust, 598,871 of which are deposited with the Voting Trust;

     (b) 600,000 shares beneficially owned as president and a director of the Donald C. Dickinson and Elizabeth M. Dickinson Foundation, all of which are deposited with the Voting Trust;

     (c) 77,382 shares beneficially owned as the trustee for the Martin C. Dickinson Revocable Trust, 66,332 of which are deposited with the Voting Trust;

     (d) 1,060 shares beneficially owned by Mr. Dickinson's wife, Carol D. Dickinson, 257 of which are deposited with the Voting Trust; and

     (e) 85,264 shares issuable upon the exercise of options.

     Mr. Dickinson has no voting and shared investment power (subject to the terms of the Voting Trust) with respect to the shares listed in (a) above that are deposited with the Voting Trust, and shared voting and shared investment power with respect to the 1,129 shares listed in (a) above that are not deposited with the Voting Trust. He has no voting and shared investment power (subject to the terms of the Voting Trust) with respect to the shares listed in (b) above; no voting and sole investment power (subject to the terms of the Voting Trust) with respect to the shares listed in (c) above that are deposited with the Voting Trust; and no voting or investment power with respect to the shares listed in (d) above. See
     Note 2.

(7)  Includes:

     (a) 1,766 shares owned directly; and

     (b) 32,000 shares issuable upon the exercise of options.

(8)  Shares issuable upon the exercise of options.

(9)  Includes:

     (a) 500 shares beneficially owned as trustee of the Wilderotter Family Trust; and

     (b) 46,000 shares issuable upon the exercise of options.

     Ms. Wilderotter has shared voting and shared investment power with respect to the shares listed in (a) above.

(10) Includes:

     (a) 7,385 shares beneficially owned as trustee and lifetime beneficiary of the Howard L. Wood Revocable Trust; and

     (b) 32,000 shares issuable upon the exercise of options.

(11) Includes:

     (a) 3,216 shares owned directly; and

     (b) 147,499 shares issuable upon the exercise of options.

(12) Includes:

     (a) 2,784 shares owned directly; and

     (b) 15,741 shares issuable upon the exercise of options.

(13) Includes:

     (a) 719 shares owned directly;

     (b) 75 shares owned by Mr. Kornmeyer's wife, Claudia Kornmeyer; and

     (c) 16,439 shares issuable upon the exercise of options.

(14) Includes:

     (a) 881,384 shares issuable upon the exercise of options; and

     (b) 50,000 shares of restricted stock.

(15) Based on information set forth in Amendment No. 8 to Schedule 13D, filed with the SEC on April 1, 1999, jointly by Gabelli Funds, Inc. ("GFI"), GAMCO Investors, Inc., a wholly-owned subsidiary of GFI, MJG Associates, Inc., Gemini Capital Management Limited ("Gemini"), Mario J. Gabelli (the majority shareholder of each of GFI and Gemini, Chairman of the Board of Directors and Chief Executive Officer of GFI, and the Chief Investment Officer for GFI and GAMCO Investors), and Marc J. Gabelli (the majority shareholder, President, and Chief Investment Officer of Gemini). The joint filers reported that GFI has sole voting and dispositive power with respect to 1,044,301 shares; GAMCO Investors has sole voting power with respect to 3,406,739 shares and sole dispositive power with respect to 3,502,905 shares; and Gemini has sole voting and dispositive power with respect to 20,000 shares. Upon the occurrence of certain events, the voting committee of each of GFI's investment fund subsidiaries may assume sole voting power of the fund's shares that GFI has reported sole voting power. Mario J. Gabelli, Marc J. Gabelli and GFI reported that none of them held any direct voting or dispositive power with respect to shares beneficially owned directly by other reporting persons among the joint filers.

(16) Based on information set forth in Amendment No. 1 to Schedule 13D, filed with the SEC as of February 9, 1998, jointly by Richard C. Blum & Associates, L.P., a California limited partnership whose principal business is acting as general partner for investment partnerships and providing investment advisory and financial consulting services ("RCBA L.P."), Richard C. Blum & Associates, Inc., the sole general partner of RCBA L.P. ("RCBA Inc."), and Richard C. Blum, the Chairman and a substantial shareholder of RCBA Inc. The reporting persons reported that the shares were acquired on behalf of RCBA L.P.'s limited partnerships and investment advisory clients. RCBA L.P. reported direct ownership of, and sole voting and investment power over, 1,760,998 shares with respect to which RCBA L.P. has sole voting and investment power, and indirect ownership of, and sole voting and investment power over, 353,900 shares that are legally owned by RCBA L.P.'s common fund for the account of its equity fund.

(17) Edith Gaylord Harper, William J. Ross, and David O. Hogan are the trustees of the Edith Gaylord Harper 1995 Revocable Trust. 1,736,437 of the shares are deposited with the Voting Trust. The trustees, including Mrs. Harper, Edward L. Gaylord's sister, have shared voting and shared investment power with respect to the 396,934 shares in the Edith Gaylord Harper 1995 Revocable Trust that are not deposited with the Voting Trust and shared voting and shared investment power (subject to the terms of the Voting Trust) with respect to the shares deposited in the Voting Trust.

     Does not include 12,782,203 shares beneficially owned by the Voting Trust (other than those shares deposited by the Edith Gaylord Harper 1995 Revocable Trust) as to which Mrs. Harper has shared voting and shared investment power (under the terms of the Voting Trust). See Note 2.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and persons who beneficially own more than 10% of the Company's shares to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange.

Based solely on our review of those forms and written representations from certain reporting persons, we believe that in 1999, our officers, directors, and greater than 10% beneficial owners were in compliance with all applicable filing requirements.

================================================================================

EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------

                           SUMMARY COMPENSATION TABLE

The following Summary Compensation Table shows the compensation information for Mr. London, the Company's President and Chief Executive Officer, and the four other executive officers who were most highly compensated in 1999 (the "Named Executive Officers").


                                                                              LONG TERM
                                                                             COMPENSATION
                                                                                AWARDS
                                                    ANNUAL            -----------------------------
                                                 COMPENSATION          RESTRICTED     SECURITIES
       NAME AND                             ----------------------       STOCK        UNDERLYING          ALL OTHER
  PRINCIPAL POSITION              YEAR        SALARY       BONUS         AWARDS        OPTIONS          COMPENSATION (1)
  ------------------              ----        ------       -----         ------        -------          ----------------

Terry E. London                   1999       $447,917     $100,000      $  -0-          50,000              $27,066
    President and Chief           1998        425,000      232,181         -0-             -0-               23,491
    Executive Officer             1997        391,493      328,827         -0-         300,000               17,919

E. K. Gaylord II                  1999        290,083       75,000         -0-          32,000               10,417
     Chairman of the Board        1998        156,000       71,177         -0-             -0-                7,348
                                  1997        156,000       93,600         -0-          50,000                  -0-

Jerry O. Bradley                  1999        207,333      257,882         -0-           7,500               18,192
    President--Acuff-Rose         1998        194,924      287,330         -0-          25,000               18,476
    Music Publishing              1997        169,541      294,127         -0-          25,000               10,782

David B. Jones                    1999        287,083      147,050         -0-          40,000               16,254
    President--Opryland           1998 (2)    166,827       84,635         -0-          65,000                3,504
    Hospitality Group

Carl W. Kornmeyer                 1999        279,900      334,946         -0-          20,000               18,181
    Senior Vice President of      1998        270,000      163,620         -0-             -0-               14,800
    Corporate Development         1997        245,000      177,258         -0-          70,000                9,884


NOTES TO SUMMARY COMPENSATION TABLE:

(1) Includes contributions by the Company to the Supplemental Deferred Compensation Plan (the "SUDCOMP Plan") and to the 401(k) Savings Plan and premiums paid by the Company for group term life insurance. Such compensation is reflected in the table below.


                                                                                    GROUP TERM LIFE
                      NAME                YEAR        SUDCOMP        401(K)      INSURANCE PREMIUMS
                      ----                ----        -------        ------      ------------------
            Terry E. London ..........    1999        $13,331        $4,800             $8,935
                                          1998         10,197         4,800              8,494
                                          1997          6,062         4,750              7,107
            E. K. Gaylord II..........    1999          5,617         4,800                -0-
                                          1998          6,486           862                -0-
                                          1997            -0-           -0-                -0-
            Jerry O. Bradley..........    1999          9,061         4,800              4,331
                                          1998          9,581         4,800              4,095
                                          1997          2,307         4,750              3,725
            David B. Jones............    1999          7,077         3,684              5,493
                                          1998            -0-           -0-              3,504
            Carl W. Kornmeyer.........    1999          7,531         4,800              5,850
                                          1998          4,526         4,800              5,474
                                          1997          1,987         4,750              3,147


(2) Employed by the Company on May 15, 1998.

                              OPTION GRANTS IN 1999

The following table summarizes all stock options the Board granted to the Named Executive Officers in 1999. Individual grants are listed separately for each Named Executive Officer.



                                                 INDIVIDUAL GRANTS (1)
                           -------------------------------------------------------------
                                                                                                POTENTIAL REALIZABLE
                                                                                                  VALUE AT ASSUMED
                              NUMBER OF      PERCENT OF                                         ANNUAL RATES OF STOCK
                              SECURITIES    TOTAL OPTIONS                                        PRICE APPRECIATION
                              UNDERLYING     GRANTED TO                                            FOR OPTION TERM
                               OPTIONS       EMPLOYEES         EXERCISE      EXPIRATION      ----------------------------
         NAME                  GRANTED        IN 1999           PRICE           DATE            5%               10%
         ----                  -------        -------           -----           ----            --               ---

Terry E. London.......        50,000 (2)        7.9%           $27.8750        2/15/09        $876,520        $2,221,280

E. K. Gaylord II......         7,000            1.1             27.8750        2/15/09         122,713           310,979
                              25,000 (3)        3.9             31.9375        5/12/09         502,133         1,272,502

Jerry O. Bradley......         7,500 (2)        1.2             27.8750        2/15/09         131,478           333,192

David B. Jones........        25,000 (2)        3.9             27.8750        2/15/09         438,260         1,110,640
                              15,000 (3)        2.4             31.9375        5/12/09         301,280           763,502

Carl W. Kornmeyer.....        20,000 (2)        3.1             27.8750        2/15/09         350,608           888,512


     NOTES TO OPTION GRANTS TABLE:

     (1) All of the options are non-qualified stock options for common stock granted pursuant to the 1997 Stock Plan, and were granted at the fair market value on the date of grant. We have never granted any SARs.

     (2) Options vest in 1/3 increments annually beginning on February 15, 2002.

     (3) Options vest in 1/3 increments annually beginning on May 12, 2002.

           TOTAL OPTIONS EXERCISED IN 1999 AND YEAR-END OPTION VALUES

The following table shows options that the Named Executive Officers exercised in 1999 and the value (stock price less exercise price) of the remaining options held by those executive officers at year-end, using the closing price ($29.9375) of our common stock on December 31, 1999.



                                                      NUMBER OF SECURITIES
                           SHARES                    UNDERLYING UNEXERCISED            VALUE OF UNEXERCISED IN-THE-
                         ACQUIRED                     OPTIONS AT 12/31/99              MONEY OPTIONS AT 12/31/99
                            ON         VALUE        --------------------------         --------------------------
        NAME             EXERCISE     REALIZED     EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
        ----             --------     --------     -----------     -------------     -----------     -------------
Terry E. London......       --           --          147,499           350,000       $2,490,643         $612,375
E. K. Gaylord II.....       --           --           84,210            25,000          248,496              -0-
Jerry O. Bradley.....       --           --           15,741            57,500           59,272           57,906
David B. Jones.......       --           --              -0-           105,000              -0-           51,563
Carl W. Kornmeyer....       --           --           16,439            90,000           63,053          160,075


                                  PENSION PLANS

Employees of the Company and certain of its subsidiaries who have attained age 21 and completed at least one year of service with more than 1,000 hours of service are eligible to participate in the Company's defined benefit pension plan, referred to as the Retirement Plan. Accrued benefits are 100% vested after five years of service. The normal retirement benefit payable to a vested participant upon retirement at age 65 is equal to the sum of:

     (A) 8.4% of the participant's average annual compensation multiplied by the participant's years of benefit service, as defined in the Retirement Plan; and

     (B) 6.4% of the excess, if any, of the participant's average annual compensation over the annual integration level, as defined in the Retirement Plan, multiplied by his or her years of benefit service.

The normal form of benefit is calculated in the form of a lump sum. The participant may elect or may be required to take, based on marital status, alternative forms of payment under the Retirement Plan.

"Average monthly compensation" is defined as the average of monthly compensation for the five consecutive years in which earnings were the highest within the participant's last ten years of employment. The "integration level" is the average of the Social Security taxable wage bases in effect for each calendar year during the 35-year period ending with the calendar year in which the participant retires or terminates employment.

"Compensation" is defined as a participant's wages, salaries, fees, and other amounts received for personal services actually rendered in the course of employment. It excludes severance pay, distributions from any plan of deferred compensation, amounts realized from the exercise of a nonqualified stock option, amounts realized when restricted stock (or property) held by the employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture, amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option, and other amounts which received special tax benefits. Compensation also includes any amounts contributed by the Company on behalf of an employee either to a nonqualified plan of deferred compensation or which are not includable in the gross income of the employee due to Internal Revenue Code Sections 125, 402(e)(3), or 402(h). Compensation in excess of the statutory compensation limit, which is $170,000 for fiscal year 2000, will be disregarded.

The Company also maintains two non-qualified retirement plans to provide benefits to certain employees: (i) the Retirement Benefit Restoration Plan (the "Benefit Restoration Plan") and (ii) the Gaylord Entertainment Company Supplemental Executive Retirement Plan (the "Mid-Career SERP"). These plans are not prefunded and the beneficiaries' rights to receive distributions under them constitute unsecured claims to be paid from the Company's general assets.

The Benefit Restoration Plan provides a benefit to certain employees to "replace" benefits lost due to Internal Revenue Code limitations imposed upon qualified defined benefit pension plans. The benefit is determined by calculating the Retirement Plan benefit without respect to any limitations imposed by Section 415 and Section 401(a)(17) of the Internal Revenue Code and subtracting the benefit payable to the employee from the Retirement Plan. The total annual benefit is limited to 45% of average annual compensation (without respect to Internal Revenue Code limitations), which limitation considers benefits payable pursuant to (i) the Benefit Restoration Plan, (ii) the Retirement Plan, (iii) employer matching contributions to the 401(k) Plan and SUDCOMP Plan (assuming the maximum match), and (iv) one-half of the annual Social Security benefit payable to the employee. To determine the maximum benefit, all benefits are converted to an annuity benefit payable at age 65. The Restoration Plan benefit is reduced (not below zero) if the total annual benefit exceeds the 45% maximum limitation.

The Mid-Career SERP provides a monthly benefit to certain executives in an amount equal to 3% of average monthly compensation multiplied by the participant's years of service. This amount is offset by the monthly annuity benefit values from the (i) Restoration Plan, (ii) Retirement Plan, (iii) employer matching contributions to the 401(k) Plan and the SUDCOMP Plan (assuming the maximum match), (iv) one-half of the annual projected Social Security benefit payable to the employee, and (v) any pension, profit sharing, retirement, deferred compensation or similar plan maintained by a previous employer. The Mid-Career SERP currently covers one employee.

The following table shows the combined estimated annual pension payable under the Retirement Plan and the Benefit Restoration Plan to employees upon retirement in specified remuneration and years-of-service classifications. The amounts shown in the table do not include benefits payable from Social Security. The amount of estimated annual pension is based upon a pension formula which applies to all participants in the Retirement Plan and the Benefit Restoration Plan. The estimated amounts are based on the assumptions that (i) payments under the Retirement Plan and the Benefit Restoration plan will commence upon retirement at age 65 in 2000 in the form of a joint and 100% survivor annuity,
(ii) the integration level is $35,100, and (iii) the Retirement Plan and the Benefit Restoration Plan will continue in force in their present form.

                               PENSION PLAN TABLE


                     ESTIMATED
                     FIVE-YEAR                         ESTIMATED ANNUAL RETIREMENT AND RESTORATION BENEFITS
   PAY AT          FINAL AVERAGE       ---------------------------------------------------------------------------------
 AGE 65 (1)       COMPENSATION (2)                                        YEARS OF SERVICE
 ----------       ----------------     ---------------------------------------------------------------------------------
                                         10          15          20          25           30          35           40
                                       ------     -------     --------    --------    ---------    --------    ---------
  100,000               90,000          8,976      13,463       17,951     22,439       26,927      31,415       35,902
  125,000              112,500         11,675      17,512       23,349     29,187       35,024      40,861       46,699
  150,000              135,000         14,374      21,561       28,748     35,934       43,121      50,308       57,495
  200,000              180,000         19,772      29,658       39,544     49,430       59,316      65,003       74,289
  250,000              225,000         25,170      37,755       50,340     62,925       75,510      78,209       78,209
  300,000              270,000         30,568      45,852       61,137     76,421       91,705      95,571       95,571
  400,000              360,000         41,365      62,047       82,729    103,412      124,094     130,296      130,296
  500,000              450,000         52,161      78,242      104,322    130,403      156,483     165,021      165,021
  600,000              540,000         62,957      94,436      125,915    157,394      188,872     199,746      199,746
  700,000              630,000         73,754     110,631      147,508    184,384      221,261     234,471      234,471
  800,000              720,000         84,550     126,825      169,100    211,375      253,650     269,196      269,196


(1) The maximum annual compensation that can be recognized by a qualified defined benefit pension retirement plan is $170,000 in 2000 (Internal Revenue Code Section 401(a)(17)).

(2) Estimated five-year final average compensation is based on 90% of pay at age 65.

Mr. E. K. Gaylord II, Mr. London, Mr. Bradley, Mr. Jones, and Mr. Kornmeyer had 4, 22, 14, 2, and 26 years of credited service, respectively, on December 31, 1999. As a result of the Code Section 401(a)(17) limitation on eligible compensation, the 1999 includable compensation in determining benefits under the Retirement Plan was limited to $160,000 for the Named Executive Officers.

401(K) SAVINGS PLAN

The Company maintains a 401(k) Savings Plan, a defined contribution plan with a salary deferral arrangement under Section 401(k) of the Internal Revenue Code. Certain employees who have attained age 21 and completed at least one year of service with more than 1,000 hours of service are eligible to participate in the 401(k) Plan.

401(k) Plan participants are permitted to make elective contributions of between 1% and 20% of their "compensation," as that term is defined in the 401(k) Plan. Under the plan, the Company matches 50% of each participant's contribution up to 6% of compensation. The Company's maximum contribution is equal to the lesser of
(i) 3% of the participant's compensation or (ii) any lesser amount specified by
Section 401(k).

A participant's elective contributions vest immediately. Matching contributions vest according to the following schedule:

YEARS OF SERVICE        PERCENT
Less than 2................0
2 to 3.....................40
3 to 4.....................60
4 to 5.....................80
5 or more..................100

Participants actively participating in the 401(k) Plan may apply for loans from their 401(k) Plan accounts. Participants, however, may request no more than one new loan each quarter and may have no more than three loans outstanding at any time. They are also permitted to make in-service withdrawals and hardship withdrawals in conformity with the terms of the 401(k) Plan.

Participating employees may invest both their own contributions and employer contributions in one of eight funds, including a Company common stock fund.

Upon termination of employment, disability, death, or retirement, a participant receives the value of his or her account. For any participant who first performed an hour of service with the employer on or before December 31, 1991, the benefit will be paid in the form of an annuity, unless a lump sum payment is elected. The form of benefit for any other participant will be a lump sum payment.

SUPPLEMENTAL DEFERRED COMPENSATION PLAN

The Company maintains a Supplemental Deferred Compensation Plan, or SUDCOMP Plan, which is a deferred compensation arrangement for a select group of management or highly compensated employees, including all of the Company's Named Executive Officers. The SUDCOMP Plan is intended to provide benefits like those provided under the 401(k) Plan, notwithstanding the limitations under the 401(k) Plan imposed by Section 401(k) and Section 401(a)(17) of the Internal Revenue Code. The SUDCOMP Plan is administered by the Benefits Trust Committee, the internal committee charged with oversight of the Company's benefit plans, which has the exclusive authority to select the employees who are entitled to participate in the SUDCOMP Plan and to interpret and administer the SUDCOMP Plan.

The terms of the SUDCOMP Plan are generally the same as the terms of the 401(k) Plan except that:

- employer matching contributions (if any) are 50% vested after two years of service and 100% vested after three years of service;

- elective contributions are limited to the lesser of 20% of compensation or $80,000;

- upon termination of employment for any reason, distributions from the SUDCOMP Plan must generally be distributed to participants within 90 days;

- distributions from the SUDCOMP Plan may not be rolled into an Individual Retirement Account or another employer's defined contribution plan; and

-  distributions from the SUDCOMP Plan are taxed in full upon distribution.

Subject to review by an administrative committee, SUDCOMP Plan participants are permitted to invest both their own contributions and employer contributions in the same or similar funds made available to 401(k) Plan participants, other than the common stock fund.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors reviews and approves the annual compensation of the Company's executive officers and other key management personnel. In addition, the Compensation Committee establishes policies and guidelines for other benefits and administers compensation and certain other benefit plans, including the awards of stock and stock options pursuant to the Amended and Restated 1997 Stock Option and Incentive Plan ("1997 Stock Plan"). The Compensation Committee is assisted in making compensation decisions by the Company's management and the Company's independent professional compensation consultants.

POLICIES

The principal objective of the Company is to maximize shareholder value and provide "Entertainment with Integrity" through the development and enhancement of the Company's primary business groups: hospitality and attractions, creative content, and interactive media.

To further that objective, the Company's executive compensation program is designed to:

-  attract, retain, and reward management personnel;

- align executive and shareholder interests by rewarding performance that enhances shareholder value; and

- provide appropriate incentives for executives to achieve Company, business unit, and individual performance goals.

At its first regular meeting of the year, the Compensation Committee reviews management's performance during the prior year, adopts compensation policies for the current year, and establishes each executive's compensation. The Committee, however, may adjust an executive's total compensation at any time during the year in light of increased job responsibilities or particularly meritorious performance.

An executive's total compensation is composed of three primary components: base salary compensation, annual incentive compensation, and long-term incentive compensation. Each component is based on individual and group performance factors which are measured objectively and subjectively by the Compensation Committee.

BASE SALARY COMPENSATION

The 1999 base salary compensation of the Company's executive officers (other than the Chairman) was based on a number of factors, including:

-  prior year base salaries,

-  individual performance during the prior year, and

- competitive peer group salary information of similarly situated executives of comparable companies compiled by the Company's independent compensation consultants.

The independent compensation consultants were requested to survey comparable companies in each executive's area of responsibility within the Company. The surveyed companies included several of the companies included in the Dow Jones Lodging Index and Dow Jones Entertainment Index (two indices included in the performance graph on page 29), as well as several other companies within the lodging, entertainment, media, and music industries with whom the Company believes it competes for executive talent. The Compensation Committee compared each of our executive's compensation to the compensation of similarly situated executives who worked in comparable companies and whose responsibilities were similar to our executive's area of responsibility. For example, the compensation of an executive in our hospitality and attractions group was compared to the compensation of executives at comparable companies in the leisure and hospitality industry.

Based on the historical compensation for the particular executive and the consultant's survey data, the CEO recommended a base salary for each executive officer targeted, in general, to the 50th percentile of total compensation for similarly situated executives of comparable companies. The Compensation Committee reviewed the recommendation and approved it with some modifications in light of compensation policies.

The 1999 base salary for the current Chairman was established by the Compensation Committee primarily on the basis of the Committee's evaluation of the current Chairman's contributions (as Vice Chairman) to the Company's performance in 1998 and in 1999 prior to his appointment as Chairman.

ANNUAL INCENTIVE COMPENSATION

In 1999, the Compensation Committee approved annual target incentives which were designed to provide bonuses that would place the executive's total cash compensation at the 75th percentile of peer group compensation upon the achievement of specified Company, business-unit, and individual performance goals. If the performance goals were exceeded, an executive's total cash compensation could be increased beyond the 75th percentile.

The Compensation Committee believed that during 1999 operating cash flow (operating income plus depreciation and amortization) was the stock market's principal measurement of the Company's performance and, accordingly, made it the primary basis for determining incentive compensation. Operating cash flow was examined on a Company-wide basis to reflect the Company's "one company" culture, and, where appropriate, on a business-unit basis in order to reflect an executive's managerial effectiveness.

In general, for executives with Company-wide responsibilities, of their total bonus payout,

-  60% was based on achievement of the corporate operating cash flow target;

-  5% to 20% was based on efficient utilization of capital budgets;

-  up to 15% was based on the achievement of departmental performance goals; and

-  20% to 40% was based on the achievement of individual performance goals.

For those executives who manage a particular operating group, of their total bonus payout,

- 9% to 20% was based on achievement of the corporate operating cash flow target;

-  up to 15% was based on efficient utilization of capital budgets;

- up to 60% was based on achievement of the business group operating cash flow targets; and

-  up to 20% was based on the achievement of individual performance goals.

LONG-TERM INCENTIVE COMPENSATION

The Compensation Committee believes that a powerful way of aligning the long-term interests of executive officers with those of shareholders is to award equity-based compensation in the form of stock options and restricted stock. During 1999, the Compensation Committee granted stock options both to existing and to newly hired executive employees. In addition, the Company awarded shares of restricted stock to two executives in 1999 pursuant to the terms of their employment agreements.

After consultation with the independent compensation consultants, Mr. London proposed the size of the stock option award granted to each executive based on the expected growth rate and the relative value of the business the executive manages. Upon vesting, all granted stock options are exercisable at the market price on the date of the award and most vest ratably over a three-year period beginning three years after grant.

CEO COMPENSATION

In reviewing and approving Mr. London's compensation in 1999, the Compensation Committee considered many of the same criteria relied upon with respect to the other executive officers, including the compensation of peer group executives within the entertainment, lodging and media industries, the performance of the Company in 1998, and the scope of Mr. London's executive responsibilities.

Mr. London's base salary for 1999 was $447,917. In addition, Mr. London was awarded an annual incentive bonus for 1999 performance of $100,000. No portion of the bonus was based on the Company's achievement of Company-wide operating cash flow targets; approximately 20% was based on Mr. London's utilization of the capital budget; and approximately 80% was based on Mr. London's achievement of individual performance goals.

During 1999, Mr. London was awarded options to purchase 50,000 shares of common stock. The options are exercisable at the market price on the date of the grant and vest ratably over a three year period beginning three years from the date of grant.

POLICY WITH RESPECT TO DEDUCTIBILITY OF COMPENSATION

Federal tax law limits the tax deduction that the Company may take with respect to the compensation of any executive officer that exceeds $1.0 million, unless the compensation is "performance-based." The Company's stock incentive plans are designed to provide "performance-based" compensation which should minimize the impact of this tax limit.

The Compensation Committee believes that all incentive compensation of the Company's current executive officers will qualify as a tax deductible expense when paid. The Compensation Committee will continue to evaluate, however, whether it will approve annual compensation arrangements exceeding $1.0 million and whether it will attempt to qualify any such amounts for deductibility under the federal tax laws.

CONCLUSION

The Compensation Committee believes that the Company's executive compensation program aligns the interests of executives and shareholders by linking performance to the creation of shareholder value. The program has been successful in attracting and retaining quality executive officers, and is integral to the future growth and success of the Company.

         JOE M. RODGERS, CHAIRMAN
         MARTIN C. DICKINSON
         CRAIG L. LEIPOLD
         MARY AGNES WILDEROTTER
         HOWARD L. WOOD

EMPLOYMENT, SEVERANCE, AND CHANGE IN CONTROL ARRANGEMENTS
--------------------------------------------------------------------------------

All stock options granted under the 1997 Stock Plan become immediately exercisable or otherwise non-forfeitable in full in the event of a change in control of the Company. A change in control includes, among other things, the following events:

-  any unaffiliated entity acquires a majority of our voting securities;

- the Company's shareholders approve certain mergers, or a liquidation or sale of the Company's assets; or

- more than half of our directors are replaced during a two-year period, with certain exceptions.

Mr. London, Mr. Bradley and Mr. Kornmeyer all entered into severance agreements prior to the CBS merger (as described in Note 1 to the Performance Graph on Page
29). The Company assumed these agreements following the merger. These severance agreements provide for a two-year employment period upon the occurrence of a "change of control" (as defined in the agreements). In the event one of the above Named Executive Officers is terminated or his compensation is reduced prior to the expiration of the two year employment period, he is entitled to a lump sum payment equal to 250% of the sum of his base salary and cash incentive bonus.

Mr. Jones entered into a severance agreement with the Company in February 1999. The severance agreement provides for a two-year employment agreement upon the occurrence of a "change of control" (as defined in the agreement). In the event that Mr. Jones is terminated, his compensation is reduced, or he is required to relocate his residence more than 100 miles from his city of employment prior to the expiration of the two year employment period, he is entitled to a lump sum payment equal to 150% of the sum of his base salary and cash incentive bonus received in the last 12 months of employment, subject to an additional payment for purposes of tax reimbursement.

In March 1998, the Company entered into a five-year employment agreement with Jerry O. Bradley, a Named Executive Officer of the Company. The employment agreement provides for an annual base salary of $200,000, subject to such increase as may be determined from time to time by the Company, an annual cash bonus based on the "net publishers' share" of Acuff-Rose Music Publishing and an additional annual cash bonus as determined in the Company's discretion, but not to exceed 9% of his annual base salary. In addition, Mr. Bradley received an option to purchase 25,000 shares of common stock. The option becomes exercisable in one-third increments annually beginning on February 28, 2001.

In the event Mr. Bradley is terminated without cause, all options will become immediately exercisable and he will continue to receive his annual salary and bonus through February 28, 2003, with the bonus to be calculated by reference to Acuff-Rose's "net publishers' share" earned in 1997. Any severance benefits payable to Mr. Bradley under such circumstances would be offset against any severance benefits Mr. Bradley may be entitled to under his severance agreement described above.

================================================================================

PERFORMANCE GRAPH
--------------------------------------------------------------------------------

The following Performance Graph and accompanying table compare the cumulative total shareholder return on our Common Stock from October 1, 1997 (see Note 1 below), through December 31, 1999, with the cumulative total return of the Dow Jones Lodging Index, the Dow Jones Entertainment Index, and the Russell 2000 Index. The comparative data assumes $100.00 was invested on October 1, 1997, in the common stock and in each of the indices and assumes that any dividends paid were reinvested.


                                              BASE PERIOD
      COMPANY/INDEX NAME                      10/1/97 (1)     12/31/97      12/31/98       12/31/99
      ------------------                      -----------     --------      --------       --------
Gaylord Entertainment Company..........         $100.00       $113.64        $109.44       $111.78
Dow Jones Lodging Index................          100.00        104.73          79.90         79.43
Dow Jones Entertainment Index..........          100.00        119.56         228.25        290.01
Russell 2000 Index.....................          100.00         96.65          94.19        114.21


(1) Until September 30, 1997, the Company was a wholly owned subsidiary of a corporation which was then known as Gaylord Entertainment Company, or "Old Gaylord." On October 1, 1997, Old Gaylord consummated a transaction with Westinghouse Electric Corporation (now CBS Corporation, and referred to as "CBS") and G Acquisition Corp., a wholly owned subsidiary of CBS ("Sub"), pursuant to which Sub was merged with and into Old Gaylord, with Old Gaylord continuing as the surviving corporation and a wholly owned subsidiary of CBS. Prior to the merger, Old Gaylord was restructured by transferring its assets and liabilities, other than the cable network TNN and the U.S. and Canadian operations of the cable network CMT, as well as certain other related assets and liabilities, to the Company and its subsidiaries. Following the restructuring, on September 30, 1997, Old Gaylord distributed pro rata to its shareholders all of the outstanding capital stock of the Company. Immediately following the CBS merger, the Company changed its name to Gaylord Entertainment Company.


April 5, 2000

APPENDIX A

                          GAYLORD ENTERTAINMENT COMPANY
                  1997 OMNIBUS STOCK OPTION AND INCENTIVE PLAN

1.       PURPOSE; TYPES OF AWARDS; CONSTRUCTION.

         The purpose of this 1997 Omnibus Stock Option and Incentive Plan (formerly known as the Amended and Restated 1997 Stock Option and Incentive
Plan) of Gaylord Entertainment Company (the "Plan") is to afford an incentive to officers, directors, key employees, consultants and advisors of Gaylord Entertainment Company (the "Company"), or any Subsidiary (as defined herein) which now exists or hereafter is organized or acquired by the Company, to acquire a proprietary interest in the Company, to continue as officers, directors, employees, consultants and advisors, to increase their efforts on behalf of the Company and to promote the success of the Company's business.

         It is further intended that options granted by the Compensation or other Committee (the "Committee") of the Board of Directors of the Company (the "Board") pursuant to Section 8 of the Plan shall constitute "incentive stock options" ("Incentive Stock Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and options granted by the Committee pursuant to Section 7 of the Plan shall constitute "nonqualified stock options" ("Nonqualified Stock Options"). The Committee may also grant stock appreciation rights ("Stock Appreciation Rights" or "SARs") pursuant to
Section 9 of the Plan; shares of restricted stock ("Restricted Stock") pursuant to Section 10 of the Plan; Deferred Shares of stock pursuant to Section 11 of the Plan; and Performance Shares and Performance Units pursuant to Section 12 of the Plan.

         The provisions of the Plan are intended to satisfy the requirements of
Section 16(b) of the Securities Exchange Act of 1934, and shall be interpreted in a manner consistent with the requirements thereof, as now or hereafter construed, interpreted, and applied by regulations, rulings, and cases. The Plan is also designated so that awards granted hereunder intended to comply with the requirements for "performance-based" compensation under Section 162(m) of the Code may comply with such requirements. The creation and implementation of the Plan shall not diminish or prejudice other compensation plans or programs approved from time to time by the Board.

2.       DEFINITIONS.

         As used in this Plan, the following words and phrases shall have the meanings indicated:

                  (a) "Common Stock" shall mean shares of Common Stock, par value $.01 per share, of the Company.

                  (b) "Deferral Period" means the period of time during which Deferred Shares are subject to deferral limitations under Section 11 of this Plan.

                  (c) "Deferred Shares" means an award pursuant to Section 11 of this Plan of the right to receive shares of Common Stock at the end of a specified Deferral Period.

                  (d) "Disability" shall mean a Grantee's (as defined in Section 3 hereof) inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

                  (e) "Fair Market Value" per share of Common Stock as of a particular date shall mean (i) the closing sales price per share of Common Stock on the national securities exchange on which the Common Stock is principally traded, for the last preceding date on which there was a sale of such Common Stock on such exchange, or (ii) if the shares of Common Stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Common Stock in such over-the-counter market for the last preceding date on which there was a sale of such Common Stock in such market, or (iii) if the shares of Common Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine.

                  (f) "Immediate Family" shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.

                  (g) "Option" or "Options" shall mean a grant to a Grantee of an option or options to purchase shares of Common Stock. Options granted by the Committee pursuant to the Plan shall constitute either Incentive Stock Options or Nonqualified Stock Options.

                  (h) "Parent" shall mean any company (other than the Company) in an unbroken chain of companies ending with the Company if, at the time of granting an Option, each of the companies other than the Company owns stock or equity interests (including partnership interests) possessing fifty percent (50%) or more of the total combined voting power of all classes of stock or equity interests in one of the other companies in such chain.

                  (i) "Performance Goals" means performance goals based on one or more of the following criteria: (i) pre-tax income or after-tax income; (ii) operating cash flow; (iii) operating profit; (iv) return on equity, assets, capital, or investment; (v) earnings or book value per share; (vi) sales or revenues; (vii) operating expenses; (viii) cost of capital; (ix) Common Stock price appreciation; and (x) implementation or completion of critical projects or processes. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company or any Subsidiary, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies, or a combination thereof, all as determined by the Committee. The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be made (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). Each of the foregoing Performance Goals shall be determined, to the extent applicable, in accordance with generally accepted accounting principles and shall be subject to certification by the Committee; provided, that the Committee shall have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or any Subsidiary or the financial statements of the Company or any Subsidiary, in response to changes in applicable laws or regulations, or to account for items of gain, loss, or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of business or related to a change in accounting principles.

                  (j) "Performance Period" means a period of time established under Section 12 of this Plan within which the Performance Goals relating to a Performance Share, Performance Unit, or Deferred Shares are to be achieved.

                  (k) "Performance Share" means a bookkeeping entry that records the equivalent of one share of Common Stock awarded pursuant to Section 12 of this Plan.

                  (l) "Performance Unit" means a bookkeeping entry that records a unit equivalent to $1.00 awarded pursuant to Section 12 of this Plan.

                  (m) "Subsidiary" shall mean any company (other than the Company) in an unbroken chain of companies beginning with the Company if, at the time of granting an Option, each of the companies other than the last company in the unbroken chain owns stock or equity interests (including partnership interests) possessing fifty percent (50%) or more of the total combined voting power of all classes of stock or equity interests in one of the other companies in such chain.

                  (n) "Ten Percent Stockholder" shall mean a Grantee who, at the time an Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary.

                  (o) "Retirement" means retirement by an employee from active employment with the Company or any Subsidiary (i) on or after attaining age 65, or (ii) with the express written consent of the Company on or after attaining age 55.

                  (p) "Voting Trust" shall mean the trust created by that certain Voting Trust Agreement, dated as of October 3, 1990, as amended October 7, 1991, and as may be amended hereafter from time to time, and "Voting Trustees" shall mean the trustees of the Voting Trust.

3.       ADMINISTRATION.

         The Plan shall be administered by the Committee, which will be comprised solely of "Non-Employee Directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or by the Board if for any reason the Committee is not so comprised, in which case all references herein to the Committee shall refer to the Board.

         The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Options, SARs, Restricted Stock, Deferred Shares, Performance Shares, and Performance Units; to determine which Options shall constitute Incentive Stock Options and which Options shall constitute Nonqualified Stock Options and whether such Options will be accompanied by Stock Appreciation Rights; to determine the purchase price of the shares of Common Stock covered by each Option (the "Option Price") and SARs, the kind of consideration payable (if any) with respect to awards, and the various methods for payment; to determine the Deferral Period, the period during which Options may be exercised and during which Restricted Stock shall be subject to restrictions, and whether in whole or in installments; to determine the persons to whom, and the time or times at which awards shall be granted (such persons are referred to herein as "Grantees"); to determine the number of shares to be covered by each award; to determine the terms, conditions, and restrictions of any Performance Goals and the number of Options, SARs, shares of Restricted Stock, Deferred Shares, Performance Shares or Performance Units subject thereto; to interpret the Plan; to prescribe, amend, and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the agreements (which need not be identical) entered into in connection with awards granted under the Plan (the "Agreements"); to cancel or suspend awards, as necessary; and to make all other determinations deemed necessary or advisable for the administration of the Plan.

         The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. All decisions, determinations, and interpretations of the Committee shall be final and binding on all Grantees of any awards under this Plan.

         The Board shall fill all vacancies, however caused, in the Committee. The Board may from time to time appoint additional members to the Committee, and may at any time remove one or more Committee members and substitute others. One member of the Committee shall be selected by the Board as chairman. The Committee shall hold its meetings at such times and places as it shall deem advisable. All determinations of the Committee shall be made by a majority of its members either present in person or participating by conference telephone at a meeting or by written consent. The Committee may appoint a secretary and make such rules and regulations for the conduct of its business as it shall deem advisable, and shall keep minutes of its meetings.

         No members of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any award granted hereunder.

4.       ELIGIBILITY.

         Directors, officers, key employees, consultants and advisors of the Company or any Subsidiary shall be eligible to receive awards hereunder; provided, however, that only consultants or advisors who have rendered bona fide services to the Company or any Subsidiary in connection with its business operations, and not in connection with the offer or sale of securities in capital-raising transactions, shall be eligible to receive awards hereunder. In determining the persons to whom awards shall be granted and the number of shares or Performance Units to be covered by each award, the Committee, in its sole discretion, shall take into account the contribution by the eligible participants to the management, growth, and profitability of the business of the Company and such other factors as the Committee shall deem relevant.

5.       STOCK.

         The maximum number of shares of Common Stock reserved for the grant of awards under the Plan shall be 5,450,000 (including shares of Common Stock reserved for the grant of awards issued in connection with the Distribution Agreement (as defined below)), subject to adjustment as provided in Section 13 hereof. Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company.

         If any outstanding award under the Plan should, for any reason, expire or be canceled, forfeited, or terminated, without having been exercised in full, the shares of Common Stock allocable to the unexercised, canceled, forfeited, or terminated portion of such award shall (unless the Plan shall have been terminated) become available for subsequent grants of awards under the Plan.

         The maximum number of shares of Common Stock with respect to which awards (including Options, SARs, Restricted Stock, Deferred Shares, Performance Shares, and Performance Units) may be granted under the Plan to any eligible employee during any consecutive three-year period shall be 500,000, subject to adjustment as provided in Section 13 hereof. Notwithstanding the foregoing, shares of Common Stock issued or issuable to any person in connection with the Agreement and Plan of Distribution, dated as of September 30, 1997, between the Company and Gaylord Entertainment Company, a Delaware corporation (the "Distribution Agreement") shall not be counted for purposes of the maximum number of shares limitation in the preceding sentence.

6.       TERMS AND CONDITIONS OF OPTIONS.

         Each Option granted pursuant to the Plan shall be evidenced by a written agreement between the Company and the Grantee (the "Option Agreement"), in such form as the Committee shall from time to time approve, which Option Agreement shall comply with and be subject to the following terms and conditions:

                  (a) Number of Shares. Each Option Agreement shall state the number of shares of Common Stock to which the Option relates.

                  (b) Type of Option. Each Option Agreement shall specifically state that the Option constitutes an Incentive Stock Option or a Nonqualified Stock Option.

                  (c) Option Price. Each Option Agreement shall state the Option Price, which, in the case of an Incentive Stock Option, shall not be less than one hundred percent (100%) of the Fair Market Value of the shares of Common Stock covered by the Option on the date of grant. The Option Price shall be subject to adjustment as provided in Section 13 hereof. Unless otherwise stated in the resolution, the date on which the Committee adopts a resolution expressly granting an Option shall be considered the day on which such Option is granted.

                  (d) Medium and Time of Payment. The Option Price shall be paid in full, at the time of exercise, in any manner that the Committee shall deem appropriate or that the Option Agreement shall provide for, including, in cash, in shares of Common Stock having a Fair Market Value equal to such Option Price, in cash provided through a broker-dealer sale and remittance procedure, approved by the Committee, in a combination of cash and Common Stock, or in such other manner as the Committee shall determine.

                  (e) Term and Exercisability of Options. Each Option shall be exercisable at such times and under such conditions as the Committee, in its discretion, shall determine; provided, however, that in the case of an Incentive Stock Option, such exercise period shall not exceed ten (10) years from the date of grant of such Option. The exercise period shall be subject to earlier termination as provided in Section 6(g) hereof. An Option may be exercised, as to any or all full shares of Common Stock as to which the Option has become exercisable, by giving written notice of such exercise to the Committee or its designated agent.

                  (f) Termination of Employment.

                           (i) Generally. Except as otherwise provided herein or
as determined by the Committee, an Option may not be exercised unless the Grantee is then in the service or employ of the Company or a Parent or Subsidiary (or a company or a parent or subsidiary company of such company issuing or assuming the Option in a transaction to which Section 424(a) of the Code applies), and unless the Grantee has remained continuously in such service or employ since the date of grant of the Option. Unless otherwise determined by the Committee at or after the date of grant, in the event that the employment of a Grantee or the service provided to the Company by the Grantee terminates (other than by reason of death, Disability, Retirement, or for Cause) all Options that are exercisable at the time of such termination may be exercised for a period of 90 days from the date of such termination or until the expiration of the stated term of the Option, whichever period is shorter. For purposes of interpreting this Section 6(f) only, the service of a director as a non-employee member of the Board shall be deemed to be employment by the Company.

                           (ii) Death or Disability. If a Grantee's employment
with, or service to, the Company or a Parent or Subsidiary terminates by reason of death, or if the Grantee's employment or service terminates by reason of Disability, all Options theretofore granted to such Grantee will become fully vested and exercisable (notwithstanding any terms of the Options providing for delayed exercisability) and may be exercised by the Grantee, by the legal representative of the Grantee's estate, or by the legatee under the Grantee's will at any time until the expiration of the stated term of the Option. In the event that an Option granted hereunder is exercised by the legal representative of a deceased or disabled Grantee, written notice of such exercise must be accompanied by a certified copy of letters testamentary or equivalent proof of the right of such legal representative or legatee to exercise such Option.

                           (iii) Retirement. If a Grantee's employment with, or
service to, the Company or a Parent or Subsidiary terminates by reason of Retirement, any Option held by the Grantee may thereafter be exercised, to the extent it was exercisable at the time of such Retirement or on such accelerated basis as the Committee may determine at or after the date of grant (but before the date of such Retirement), at any time until the expiration of the stated term of the Option.

                           (iv) Cause. If a Grantee's employment with, or
service to, the Company or a Parent or Subsidiary terminates for "Cause" (as determined by the Committee in its sole discretion) the Option, to the extent not theretofore exercised, shall terminate on the date of termination of employment.

                           (v) Committee Discretion. Notwithstanding the
provisions of subsections (i) through (iv) above, the Committee may, in its sole discretion, at or after the date of grant (but before the date of termination), establish different terms and conditions pertaining to the effect on any Option of termination of a Grantee's employment with, or service to, the Company or a Parent or Subsidiary, to the extent permitted by applicable federal and state law.

                  (g) Other Provisions. The Option Agreements evidencing Options under the Plan shall contain such other terms and conditions, not inconsistent with the Plan, as the Committee may determine.

7.       NONQUALIFIED STOCK OPTIONS.

         Options granted pursuant to this Section 7 are intended to constitute Nonqualified Stock Options and shall be subject only to the general terms and conditions specified in Section 6 hereof.

8.       INCENTIVE STOCK OPTIONS.

         Options granted pursuant to this Section 8 are intended to constitute Incentive Stock Options and shall be subject to the following special terms and conditions, in addition to the general terms and conditions specified in Section 6 hereof.

                  (a) Value of Shares. The aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the shares of equity securities of the Company with respect to which Incentive Stock Options granted under this Plan and all other option plans of any Parent or Subsidiary become exercisable for the first time by each Grantee during any calendar year shall not exceed $100,000. To the extent such $100,000 limit has been exceeded with respect to any Options first becoming exercisable, including acceleration upon a Change in Control, and notwithstanding any statement in the Option Agreement that it constitutes an Incentive Stock Option, the portion of such Option(s) that exceeds such $100,000 limit shall be treated as a Nonqualified Stock Option.

                  (b) Ten Percent Stockholder. In the case of an Incentive Stock Option granted to a Ten Percent Stockholder, (i) the Option Price shall not be less than one hundred ten percent (110%) of the Fair Market Value of the shares of Common Stock on the date of grant of such Incentive Stock Option, and (ii) the exercise period shall not exceed five (5) years from the date of grant of such Incentive Stock Option.

9.       STOCK APPRECIATION RIGHTS.

         The Committee is authorized to grant SARs to Grantees on the following terms and conditions:

                  (a) In General. Unless the Committee determines otherwise, an SAR (i) granted in tandem with a Nonqualified Stock Option may be granted at the time of grant of the related Nonqualified Stock Option or at any time thereafter, and (ii) granted in tandem with an Incentive Stock Option may only be granted at the time of grant of the related Incentive Stock Option. An SAR granted in tandem with an Option shall be exercisable only to the extent the underlying Option is exercisable and shall terminate when the underlying Option terminates.

                  (b) SARs. An SAR shall confer on the Grantee a right to receive an amount with respect to each share subject thereto, upon exercise thereof, equal to the excess of (i) the Fair Market Value of one share of Common Stock on the date of exercise over (ii) the grant price of the SAR (which in the case of an SAR granted in tandem with an Option shall be equal to the exercise price of the underlying Option, and which in the case of any other SAR shall be such price as the Committee may determine).

                  (c) Performance Goals. The Committee may condition the exercise of any SAR upon the attainment of specified Performance Goals, in its sole discretion.

10.      RESTRICTED STOCK.

         The Committee may award shares of Restricted Stock to any eligible employee or director. Each award of Restricted Stock under the Plan shall be evidenced by an instrument, in such form as the Committee shall from time to time approve (the "Restricted Stock Agreement"), and shall comply with the following terms and conditions (and with such other terms and conditions not inconsistent with the terms of this Plan as the Committee, in its discretion, shall establish including, without limitation, the requirement that a Grantee provide consideration for Restricted Stock upon the lapse of restrictions):

                  (a) The Committee shall determine the number of shares of Common Stock to be issued to the Grantee pursuant to the award.

                  (b) Shares of Restricted Stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, for such period as the Committee shall determine from the date on which the award is granted (the "Restricted Period"). The Committee may impose such other restrictions and conditions on the shares as it deems appropriate including the satisfaction of Performance Goals. Certificates for shares of stock issued pursuant to Restricted Stock awards shall bear an appropriate legend referring to such restrictions, and any attempt to dispose of any such shares of stock in contravention of such restrictions shall be null and void and without effect. During the Restricted Period, such certificates shall be held in escrow by an escrow agent appointed by the Committee. In determining the Restricted Period of an award, the Committee may provide that the foregoing restrictions lapse at such times, under such circumstances, and in such installments, as the Committee may determine.

                  (c) Subject to such exceptions as may be determined by the Committee, if the Grantee's continuous employment with the Company or any Parent or Subsidiary shall terminate for any reason prior to the expiration of the Restricted Period of an award, any shares remaining subject to restrictions (after taking into account the provisions of Subsection (f) of this Section 10) shall thereupon be forfeited by the Grantee and transferred to, and reacquired by, the Company or a Parent or Subsidiary at no cost to the Company or such Parent or Subsidiary.

                  (d) During the Restricted Period the Grantee shall possess all incidents of ownership of such shares, subject to Subsection (b) of this Section 10, including the right to receive cash dividends with respect to such shares and to vote such shares; provided, that shares of Common Stock distributed in connection with a stock split or stock dividend shall be subject to restriction and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such shares are distributed.

                  (e) Upon the occurrence of any of the events described in
Section 13(c), all restrictions then outstanding with respect to shares of Restricted Stock awarded hereunder shall automatically expire and be of no further force or effect.

                  (f) The Committee shall have the authority (and the Restricted Stock Agreement may so provide) to cancel all or any portion of any outstanding restrictions prior to the expiration of the Restricted Period with respect to any or all of the shares of Restricted Stock awarded on such terms and conditions as the Committee shall deem appropriate.

11.      DEFERRED SHARES.

         The Committee may authorize grants of Deferred Shares to Grantees upon such terms and conditions as the Committee may determine in accordance with the following provisions:

                  (a) Each grant shall constitute the agreement by the Company to issue or transfer shares of Common Stock to the Grantee in the future in consideration of the performance of services, subject to the fulfillment during the Deferral Period of such conditions as the Committee may specify.

                  (b) Each grant may be made without additional consideration from the Grantee or in consideration of a payment by the Grantee that is less than the Fair Market Value on the date of grant.

                  (c) Each grant shall provide that the Deferred Shares covered thereby shall be subject to a Deferral Period, which shall be fixed by the Committee on the date of grant, and any grant or sale may provide for the earlier termination of such period in the event of a change in control of the Company or other similar transaction or event.

                  (d) During the Deferral Period, the Grantee shall not have any right to transfer any rights under the subject award, shall not have any rights of ownership in the Deferred Shares and shall not have any right to vote such shares, but the Committee may on or after the date of grant authorize the payment of dividend equivalents on such shares in cash or additional shares of Common Stock on a current, deferred or contingent basis.

                  (e) Any grant or the vesting thereof may be further conditioned upon the attainment of Performance Goals established by the Committee in accordance with the applicable provisions of Section 12 of this Plan regarding Performance Shares and Performance Units.

                  (f) Each grant shall be evidenced by an agreement delivered to and accepted by the Grantee and containing such terms and provisions as the Committee may determine consistent with this Plan.

12.      PERFORMANCE SHARES AND PERFORMANCE UNITS.

         The Committee may also authorize grants of Performance Shares and Performance Units, which shall become payable to the Grantee upon the achievement of specified Performance Goals, upon such terms and conditions as the Committee may determine in accordance with the following provisions:

                  (a) Each grant shall specify the number of Performance Shares or Performance Units to which it pertains, which may be subject to adjustment to reflect changes in compensation or other factors.

                  (b) The Performance Period with respect to each Performance Share or Performance Unit shall commence on the date of grant and may be subject to earlier termination in the event of a Change in Control (as defined in Section 13(c)) or other similar transaction or event.

                  (c) Each grant shall specify the Performance Goals that are to be achieved by the Grantee.

                  (d) Each grant may specify in respect of the specified Performance Goals a minimum acceptable level of achievement below which no payment will be made and may set forth a formula for determining the amount of any payment to be made if performance is at or above such minimum acceptable level but falls short of the maximum achievement of the specified Performance Goals.

                  (e) Each grant shall specify the time and manner of payment of Performance Shares or Performance Units that shall have been earned, and any grant may specify that any such amount may be paid by the Company in cash, shares of Common Stock or any combination thereof and may either grant to the Grantee or reserve to the Committee the right to elect among those alternatives.

                  (f) Any grant of Performance Shares may specify that the amount payable with respect thereto may not exceed a maximum specified by the Committee on the date of grant. Any grant of Performance Units may specify that the amount payable, or the number of shares of Common Stock issued, with respect thereto may not exceed maximums specified by the Committee on the Grant Date.

                  (g) Any grant of Performance Shares may provide for the payment to the Grantee of dividend equivalents thereon in cash or additional shares of Common Stock on a current, deferred or contingent basis.

                  (h) If provided in the terms of the grant, the Committee may adjust Performance Goals and the related minimum acceptable level of achievement if, in the sole judgment of the Committee, events or transactions have occurred after the date of grant that are unrelated to the performance of the Grantee and result in distortion of the Performance Goals or the related minimum acceptable level of achievement.

                  (i) Each grant shall be evidenced by an agreement delivered to and accepted by the Grantee, which shall state that the Performance Shares or Performance Units are subject to all of the terms and conditions of this Plan and such other terms and provisions as the Committee may determine consistent with this Plan.

13.      EFFECT OF CERTAIN CHANGES.

                  (a) If there is any change in the shares of Common Stock through the declaration of extraordinary cash dividends, stock dividends, recapitalization, stock splits, or combinations or exchanges of such shares, or other similar transactions, the number of shares of Common Stock available for awards (both the maximum number of shares issuable under the Plan as a whole and the maximum number of shares issuable on a per-employee basis, each as set forth in Section 5 hereof), the number of such shares covered by outstanding awards, the Performance Goals, and the price per share of Options or SARs shall be proportionately adjusted by the Committee to reflect such change in the issued shares of Common Stock; provided, that any fractional shares resulting from such adjustment shall be eliminated; and provided, further, that, with respect to Incentive Stock Options, such adjustment shall be made in accordance with
Section 424(h) of the Code.

                  (b) In the event of the dissolution or liquidation of the Company; in the event of any corporate separation or division, including but not limited to, split-up, split-off or spin-off; or in the event of other similar transactions, the Committee may, in its sole discretion, provide that either:

                           (i) the Grantee of any award hereunder shall have the
right to exercise an Option (at its then Option Price) and receive such property, cash, securities, or any combination thereof upon such exercise as would have been received with respect to the number of shares of Common Stock for which such Option might have been exercised immediately prior to such dissolution, liquidation, or corporate separation or division; or

                           (ii) each Option shall terminate as of a date to be
fixed by the Committee and that not less than thirty (30) days' written notice of the date so fixed shall be given to each Grantee, who shall have the right, during the period of thirty (30) days preceding such termination, to exercise all or part of such Option.

         In the event of a proposed sale of all or substantially all of the assets of the Company or the merger of the Company with or into another corporation, any award then outstanding shall be assumed or an equivalent award shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless such successor corporation does not agree to assume the award or to substitute an equivalent award, in which case the Committee shall, in lieu of such assumption or substitution, provide for the realization of such outstanding awards in the manner set forth in Section 13(b)(i) or 13(b)(ii) above.

                  (c) If, while any awards remain outstanding under the Plan, any of the following events shall occur (which events shall constitute a "Change in Control" of the Company):

                           (i) the "beneficial ownership," as defined in Rule
13d-3 under the Exchange Act, of securities representing more than a majority of the combined voting power of the Company are acquired by any "person" as defined in Sections 13(d) and 14(d) of the Exchange Act (other than (A) the Company, (B) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, (C) the Voting Trust and the Voting Trustees, (D) Edward L. Gaylord or any member of his Immediate Family, or any "person" controlled by, controlling or under common control with Edward L. Gaylord or any member of his Immediate Family; or (E) any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company); or

                           (ii) the shareholders of the Company approve a
definitive agreement to merge or consolidate the Company with or into another company (other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) a majority of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation), or to sell or otherwise dispose of all or substantially all of its assets, or adopt a plan of liquidation; or

                           (iii) during any period of two consecutive years,
individuals who at the beginning of such period were members of the Board cease for any reason to constitute at least a majority thereof (unless the election, or the nomination for election by the Company's shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period);

then from and after the date on which any such Change in Control shall have occurred (the "Acceleration Date"), any Option, SAR, share of Restricted Stock, Deferred Share, Performance Share, or Performance Unit awarded pursuant to this Plan shall be exercisable or otherwise nonforfeitable in full, as applicable, whether or not otherwise exercisable or forfeitable.

                  Following the Acceleration Date, the Committee shall, in the case of a merger, consolidation, or sale or disposition of assets, promptly make an appropriate adjustment to the number and class of shares of Common Stock available for awards, and to the amount and kind of shares or other securities or property receivable upon exercise or other realization of any outstanding awards after the effective date of such transaction, and, if applicable, the price thereof.

                  (d) In the event of a change in the Common Stock of the Company as presently constituted that is limited to a change of all of its authorized shares of Common Stock into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan.

                  (e) Except as herein before expressly provided in this Section 13, the Grantee of an award hereunder shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, or consolidation or spin-off of assets or stock of another company; and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an award. The grant of an award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structures or to merge or to consolidate or to dissolve, liquidate, or sell, or transfer all or part of its business or assets or engage in any similar transactions.

14.      SURRENDER AND EXCHANGES OF AWARDS.

         The Option Price of an Option may not be amended or modified after the grant of the Option, and an Option may not be surrendered in consideration of or exchanged for a grant of a new Option having an Option Price below that of the Option which was surrendered or exchanged.

15.      PERIOD DURING WHICH AWARDS MAY BE GRANTED.

         Awards may be granted pursuant to the Plan from time to time within a period of ten (10) years from the date of the Distribution (as defined in the Distribution Agreement), provided that awards granted prior to such tenth anniversary date may be extended beyond such date.

16.      LIMITS ON TRANSFERABILITY OF AWARDS.

         Awards of Incentive Stock Options (and any SAR related thereto), Deferred Shares, Performance Shares, and Performance Units shall not be transferable otherwise than by will or by the laws of descent and distribution, and all Incentive Stock Options are exercisable during the Grantee's lifetime only by the Grantee. Awards of Nonqualified Stock Options (and any SAR related thereto) shall not be transferable, without the prior written consent of the Committee, other than (i) by will or by the laws of descent and distribution,
(ii) by a Grantee to a member of his or her Immediate Family, or (iii) to a trust for the benefit of the Grantee or a member of his or her Immediate Family. Awards of Restricted Stock shall be transferable only to the extent set forth in the Restricted Stock Agreement.

17.      EFFECTIVE DATE.

         The Plan shall be deemed to have taken effect on October 1, 1997.

18.      AGREEMENT BY GRANTEE REGARDING WITHHOLDING TAXES.

         If the Committee shall so require, as a condition of exercise of an Option or SAR or other realization of an award, each Grantee shall agree that no later than the date of exercise or other realization of an award granted hereunder, the Grantee will pay to the Company or make arrangements satisfactory to the Committee regarding payment of any federal, state, or local taxes of any kind required by law to be withheld upon the exercise of an Option or other realization of an award. Alternatively, the Committee may provide that a Grantee may elect, to the extent permitted or required by law, to have the Company deduct federal, state, and local taxes of any kind required by law to be withheld upon the exercise of an Option or realization of any award from any payment of any kind due to the Grantee. The Committee may, in its sole discretion, permit withholding obligations to be satisfied in shares of Common Stock subject to the award.

19.      AMENDMENT AND TERMINATION OF THE PLAN.

         The Board at any time and from time to time may suspend, terminate, modify, or amend the Plan without stockholder approval to the fullest extent permitted by the Exchange Act and the rules and regulations thereunder; provided, however, that no suspension, termination, modification, or amendment of the Plan may adversely affect any award previously granted hereunder, unless the written consent of the Grantee is obtained.

20.      RIGHTS AS A SHAREHOLDER.

         Except as provided in Section 10(d) hereof, a Grantee or a transferee of an award shall have no rights as a shareholder with respect to any shares covered by the award until the date of the issuance of a stock certificate to him or her for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities, or other property) or distribution of other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 13 hereof.

21.      NO RIGHTS TO SERVICE OR EMPLOYMENT.

         Nothing in the Plan or in any award granted or Agreement entered into pursuant hereto shall confer upon any Grantee the right to continue in the employ of the Company or any Subsidiary or to be entitled to any remuneration or benefits not set forth in the Plan or such Agreement or to interfere with or limit in any way the right of the Company or any such Subsidiary to terminate such Grantee's service to or employment by the Company or such Subsidiary. Awards granted under the Plan shall not be affected by any change in duties or position of a Grantee as long as such Grantee continues to provide service to or is in the employ of the Company or any Subsidiary.

22.      BENEFICIARY.

         A Grantee may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Grantee, the executor or administrator of the Grantee's estate shall be deemed to be the Grantee's beneficiary.

23.      UNFUNDED STATUS OF PLAN.

         The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Grantee by the Company, nothing contained herein shall give any such Grantee any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or payments in lieu of or with respect to awards hereunder; provided, however, that, unless the Committee otherwise determines with the consent of the affected participant, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

24.      GOVERNING LAW.

         The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware.

APPENDIX B


                         GAYLORD ENTERTAINMENT COMPANY
                      1997 STOCK OPTION AND INCENTIVE PLAN
                    AMENDED AND RESTATED AS OF MAY 13, 1999

1.       PURPOSE; TYPES OF AWARDS; CONSTRUCTION.

The purpose of this Amended and Restated 1997 Stock Option and Incentive Plan of Gaylord Entertainment Company (the "Plan") is to afford an incentive to officers, directors, key employees, consultants and advisors of Gaylord Entertainment Company (the "Company"), or any Subsidiary (as defined herein) which now exists or hereafter is organized or acquired by the Company, to acquire a proprietary interest in the Company, to continue as officers, directors, employees, consultants and advisors, to increase their efforts on behalf of the Company and to promote the success of the Company's business.

         It is further intended that options granted by the Compensation or other Committee (the "Committee") of the Board of Directors of the Company (the "Board") pursuant to Section 8 of the Plan shall constitute "incentive stock options" ("Incentive Stock Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and options granted by the Committee pursuant to Section 7 of the Plan shall constitute "nonqualified stock options" ("Nonqualified Stock Options"). The Committee may also grant stock appreciation rights ("Stock Appreciation Rights" or "SARs") pursuant to
Section 9 of the Plan and shares of restricted stock ("Restricted Stock") pursuant to Section 10 of the Plan.

         The provisions of the Plan are intended to satisfy the requirements of
Section 16(b) of the Securities Exchange Act of 1934, and shall be interpreted in a manner consistent with the requirements thereof, as now or hereafter construed, interpreted, and applied by regulations, rulings, and cases. The Plan is also designated so that awards granted hereunder intended to comply with the requirements for "performance-based" compensation under Section 162(m) of the Code may comply with such requirements. The creation and implementation of the Plan shall not diminish or prejudice other compensation plans or programs approved from time to time by the Board.

2.       DEFINITIONS.

         As used in this Plan, the following words and phrases shall have the meanings indicated:

                  (a) "Common Stock" shall mean shares of Common Stock, par value $.01 per share, of the Company.

                  (b) "Disability" shall mean a Grantee's (as defined in Section 3 hereof) inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

                  (c) "Fair Market Value" per share of Common Stock as of a particular date shall mean (i) the closing sales price per share of Common Stock on the national securities exchange on which the Common Stock is principally traded, for the last preceding date on which there was a sale of such Common Stock on such exchange, or (ii) if the shares of Common Stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Common Stock in such over-the-counter market for the last preceding date on which there was a sale of such Common Stock in such market, or
(iii) if the shares of Common Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine.

                  (d) "Immediate Family" shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.

                  (e) "Option" or "Options" shall mean a grant to a Grantee of an option or options to purchase shares of Common Stock. Options granted by the Committee pursuant to the Plan shall constitute either Incentive Stock Options or Nonqualified Stock Options.

                  (f) "Parent" shall mean any company (other than the Company) in an unbroken chain of companies ending with the Company if, at the time of granting an Option, each of the companies other than the Company owns stock or equity interests (including partnership interests) possessing fifty percent (50%) or more of the total combined voting power of all classes of stock or equity interests in one of the other companies in such chain.

                  (g) "Performance Goals" means performance goals based on one or more of the following criteria: (i) pre-tax income or after-tax income; (ii) operating cash flow; (iii) operating profit; (iv) return on equity, assets, capital, or investment; (v) earnings or book value per share; (vi) sales or revenues; (vii) operating expenses; (viii) cost of capital; (ix) Common Stock price appreciation; and (x) implementation or completion of critical projects or processes. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company or any Subsidiary, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies, or a combination thereof, all as determined by the Committee. The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be made (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). Each of the foregoing Performance Goals shall be determined, to the extent applicable, in accordance with generally accepted accounting principles and shall be subject to certification by the Committee; provided, that the Committee shall have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or any Subsidiary or the financial statements of the Company or any Subsidiary, in response to changes in applicable laws or regulations, or to account for items of gain, loss, or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of business or related to a change in accounting principles.

                  (h) "Subsidiary" shall mean any company (other than the Company) in an unbroken chain of companies beginning with the Company if, at the time of granting an Option, each of the companies other than the last company in the unbroken chain owns stock or equity interests (including partnership interests) possessing fifty percent (50%) or more of the total combined voting power of all classes of stock or equity interests in one of the other companies in such chain.

                  (i) "Ten Percent Stockholder" shall mean a Grantee who, at the time an Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary.

                  (j) "Retirement" means retirement by an employee from active employment with the Company or any Subsidiary (i) on or after attaining age 65, or (ii) with the express written consent of the Company on or after attaining age 55.

                  (k) "Voting Trust" shall mean the trust created by that certain Voting Trust Agreement, dated as of October 3, 1990, as amended October 7, 1991, and as may be amended hereafter from time to time, and "Voting Trustees" shall mean the trustees of the Voting Trust.

3.       ADMINISTRATION.

         The Plan shall be administered by the Committee, which will be comprised solely of "Non-Employee Directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the

"Exchange Act"), or by the Board if for any reason the Committee is not so comprised, in which case all references herein to the Committee shall refer to the Board.

         The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Options, SARs, and Restricted Stock; to determine which Options shall constitute Incentive Stock Options and which Options shall constitute Nonqualified Stock Options and whether such Options will be accompanied by Stock Appreciation Rights; to determine the purchase price of the shares of Common Stock covered by each Option (the "Option Price") and SARs, the kind of consideration payable (if any) with respect to awards, and the various methods for payment; to determine the period during which Options may be exercised and during which Restricted Stock shall be subject to restrictions, and whether in whole or in installments; to determine the persons to whom, and the time or times at which awards shall be granted (such persons are referred to herein as "Grantees"); to determine the number of shares to be covered by each award; to determine the terms, conditions, and restrictions of any Performance Goals and the number of Options, SARs, or shares of Restricted Stock subject thereto; to interpret the Plan; to prescribe, amend, and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the agreements (which need not be identical) entered into in connection with awards granted under the Plan (the "Agreements"); to cancel or suspend awards, as necessary; and to make all other determinations deemed necessary or advisable for the administration of the Plan.

         The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. All decisions, determinations, and interpretations of the Committee shall be final and binding on all Grantees of any awards under this Plan.

         The Board shall fill all vacancies, however caused, in the Committee. The Board may from time to time appoint additional members to the Committee, and may at any time remove one or more Committee members and substitute others. One member of the Committee shall be selected by the Board as chairman. The Committee shall hold its meetings at such times and places as it shall deem advisable. All determinations of the Committee shall be made by a majority of its members either present in person or participating by conference telephone at a meeting or by written consent. The Committee may appoint a secretary and make such rules and regulations for the conduct of its business as it shall deem advisable, and shall keep minutes of its meetings.

         No members of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any award granted hereunder.

4.       ELIGIBILITY.

         Directors, officers, key employees, consultants and advisors of the Company or any Subsidiary shall be eligible to receive awards hereunder; provided, however, that only consultants or advisors who have rendered bona fide services to the Company or any Subsidiary in connection with its business operations, and not in connection with the offer or sale of securities in capital-raising transactions, shall be eligible to receive awards hereunder. In determining the persons to whom awards shall be granted and the number of shares to be covered by each award, the Committee, in its sole discretion, shall take into account the contribution by the eligible participants to the management, growth, and profitability of the business of the Company and such other factors as the Committee shall deem relevant.

5.       STOCK.

         The maximum number of shares of Common Stock reserved for the grant of awards under the Plan shall be 4,250,000 (including shares of Common Stock reserved for the grant of awards issued in connection with the Distribution Agreement (as defined below)), subject to adjustment as provided in Section 11 hereof. Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company.

         If any outstanding award under the Plan should, for any reason, expire or be canceled, forfeited, or terminated, without having been exercised in full, the shares of Common Stock allocable to the unexercised, canceled, forfeited, or terminated portion of such award shall (unless the Plan shall have been terminated) become available for subsequent grants of awards under the Plan.

         The maximum number of shares of Common Stock with respect to which awards (including Options, SARs, and Restricted Stock) may be granted under the Plan to any eligible employee during any consecutive three-year period shall be 500,000, subject to adjustment as provided in Section 11 hereof. Notwithstanding the foregoing, shares of Common Stock issued or issuable to any person in connection with the Agreement and Plan of Distribution, dated as of September 30, 1997, between the Company and Gaylord Entertainment Company, a Delaware corporation (the "Distribution Agreement") shall not be counted for purposes of the maximum number of shares limitation in the preceding sentence.

6.       TERMS AND CONDITIONS OF OPTIONS.

         Each Option granted pursuant to the Plan shall be evidenced by a written agreement between the Company and the Grantee (the "Option Agreement"), in such form as the Committee shall from time to time approve, which Option Agreement shall comply with and be subject to the following terms and conditions:

                  (a) Number of Shares. Each Option Agreement shall state the number of shares of Common Stock to which the Option relates.

                  (b) Type of Option. Each Option Agreement shall specifically state that the Option constitutes an Incentive Stock Option or a Nonqualified Stock Option.

                  (c) Option Price. Each Option Agreement shall state the Option Price, which, in the case of an Incentive Stock Option, shall not be less than one hundred percent (100%) of the Fair Market Value of the shares of Common Stock covered by the Option on the date of grant. The Option Price shall be subject to adjustment as provided in Section 11 hereof. Unless otherwise stated in the resolution, the date on which the Committee adopts a resolution expressly granting an Option shall be considered the day on which such Option is granted.

                  (d) Medium and Time of Payment. The Option Price shall be paid in full, at the time of exercise, in any manner that the Committee shall deem appropriate or that the Option Agreement shall provide for, including, in cash, in shares of Common Stock having a Fair Market Value equal to such Option Price, in cash provided through a broker-dealer sale and remittance procedure, approved by the Committee, in a combination of cash and Common Stock, or in such other manner as the Committee shall determine.

                  (e) Term and Exercisability of Options. Each Option shall be exercisable at such times and under such conditions as the Committee, in its discretion, shall determine; provided, however, that in the case of an Incentive Stock Option, such exercise period shall not exceed ten (10) years from the date of grant of such Option. The exercise period shall be subject to earlier termination as provided in Section 6(f) hereof. An Option may be exercised, as to any or all full shares of Common Stock as to which the Option has become exercisable, by giving written notice of such exercise to the Committee or its designated agent.

                  (f) Termination of Employment.

                           (i) Generally. Except as otherwise provided herein or
as determined by the Committee, an Option may not be exercised unless the Grantee is then in the service or employ of the Company or a Parent or Subsidiary (or a company or a parent or subsidiary company of such company issuing or assuming the Option in a transaction to which Section 424(a) of the Code applies), and unless the Grantee has remained continuously in such service or employ since the date of grant of the Option. Unless otherwise determined by the Committee at or after the date of grant, in the event that the employment of a Grantee or the service provided to the

Company by the Grantee terminates (other than by reason of death, Disability, Retirement, or for Cause) all Options that are exercisable at the time of such termination may be exercised for a period of 90 days from the date of such termination or until the expiration of the stated term of the Option, whichever period is shorter. For purposes of interpreting this Section 6(f) only, the service of a director as a non-employee member of the Board shall be deemed to be employment by the Company.

                           (ii) Death or Disability. If a Grantee's employment
with, or service to, the Company or a Parent or Subsidiary terminates by reason of death, or if the Grantee's employment or service terminates by reason of Disability, all Options theretofore granted to such Grantee will become fully vested and exercisable (notwithstanding any terms of the Options providing for delayed exercisability) and may be exercised by the Grantee, by the legal representative of the Grantee's estate, or by the legatee under the Grantee's will at any time until the expiration of the stated term of the Option. In the event that an Option granted hereunder is exercised by the legal representative of a deceased or disabled Grantee, written notice of such exercise must be accompanied by a certified copy of letters testamentary or equivalent proof of the right of such legal representative or legatee to exercise such Option.

                           (iii) Retirement. If a Grantee's employment with, or
service to, the Company or a Parent or Subsidiary terminates by reason of Retirement, any Option held by the Grantee may thereafter be exercised, to the extent it was exercisable at the time of such Retirement or on such accelerated basis as the Committee may determine at or after the date of grant (but before the date of such Retirement), at any time until the expiration of the stated term of the Option.

                           (iv) Cause. If a Grantee's employment with, or
service to, the Company or a Parent or Subsidiary terminates for "Cause" (as determined by the Committee in its sole discretion) the Option, to the extent not theretofore exercised, shall terminate on the date of termination of employment.

                           (v) Committee Discretion. Notwithstanding the
provisions of subsections (i) through (iv) above, the Committee may, in its sole discretion, at or after the date of grant (but before the date of termination), establish different terms and conditions pertaining to the effect on any Option of termination of a Grantee's employment with, or service to, the Company or a Parent or Subsidiary, to the extent permitted by applicable federal and state law.

                  (g) Other Provisions. The Option Agreements evidencing Options under the Plan shall contain such other terms and conditions, not inconsistent with the Plan, as the Committee may determine.

7.       NONQUALIFIED STOCK OPTIONS.

         Options granted pursuant to this Section 7 are intended to constitute Nonqualified Stock Options and shall be subject only to the general terms and conditions specified in Section 6 hereof.

8.       INCENTIVE STOCK OPTIONS.

         Options granted pursuant to this Section 8 are intended to constitute Incentive Stock Options and shall be subject to the following special terms and conditions, in addition to the general terms and conditions specified in Section 6 hereof.

                  (a) Value of Shares. The aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the shares of equity securities of the Company with respect to which Incentive Stock Options granted under this Plan and all other option plans of any Parent or Subsidiary become exercisable for the first time by each Grantee during any calendar year shall not exceed $100,000. To the extent such $100,000 limit has been exceeded with respect to any Options first becoming exercisable, including acceleration upon a Change in Control, and notwithstanding any statement in the Option Agreement that it constitutes an Incentive Stock Option, the portion of such Option(s) that exceeds such $100,000 limit shall be treated as a Nonqualified Stock Option.

                  (b) Ten Percent Stockholder. In the case of an Incentive Stock Option granted to a Ten Percent Stockholder, (i) the Option Price shall not be less than one hundred ten percent (110%) of the Fair Market Value of the shares of Common Stock on the date of grant of such Incentive Stock Option, and (ii) the exercise period shall not exceed five (5) years from the date of grant of such Incentive Stock Option.

9.       STOCK APPRECIATION RIGHTS.

         The Committee is authorized to grant SARs to Grantees on the following terms and conditions:

                  (a) In General. Unless the Committee determines otherwise, an SAR (i) granted in tandem with a Nonqualified Stock Option may be granted at the time of grant of the related Nonqualified Stock Option or at any time thereafter, and (ii) granted in tandem with an Incentive Stock Option may only be granted at the time of grant of the related Incentive Stock Option. An SAR granted in tandem with an Option shall be exercisable only to the extent the underlying Option is exercisable and shall terminate when the underlying Option terminates.

                  (b) SARs. An SAR shall confer on the Grantee a right to receive an amount with respect to each share subject thereto, upon exercise thereof, equal to the excess of (i) the Fair Market Value of one share of Common Stock on the date of exercise over (ii) the grant price of the SAR (which in the case of an SAR granted in tandem with an Option shall be equal to the exercise price of the underlying Option, and which in the case of any other SAR shall be such price as the Committee may determine).

                  (c) Performance Goals. The Committee may condition the exercise of any SAR upon the attainment of specified Performance Goals, in its sole discretion.

10.      RESTRICTED STOCK.

         The Committee may award shares of Restricted Stock to any eligible employee or director. Each award of Restricted Stock under the Plan shall be evidenced by an instrument, in such form as the Committee shall from time to time approve (the "Restricted Stock Agreement"), and shall comply with the following terms and conditions (and with such other terms and conditions not inconsistent with the terms of this Plan as the Committee, in its discretion, shall establish including, without limitation, the requirement that a Grantee provide consideration for Restricted Stock upon the lapse of restrictions):

                  (a) The Committee shall determine the number of shares of Common Stock to be issued to the Grantee pursuant to the award.

                  (b) Shares of Restricted Stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, for such period as the Committee shall determine from the date on which the award is granted (the "Restricted Period"). The Committee may impose such other restrictions and conditions on the shares as it deems appropriate including the satisfaction of Performance Goals. Certificates for shares of stock issued pursuant to Restricted Stock awards shall bear an appropriate legend referring to such restrictions, and any attempt to dispose of any such shares of stock in contravention of such restrictions shall be null and void and without effect. During the Restricted Period, such certificates shall be held in escrow by an escrow agent appointed by the Committee. In determining the Restricted Period of an award, the Committee may provide that the foregoing restrictions lapse at such times, under such circumstances, and in such installments, as the Committee may determine.

                  (c) Subject to such exceptions as may be determined by the Committee, if the Grantee's continuous employment with the Company or any Parent or Subsidiary shall terminate for any reason prior to the expiration of the Restricted Period of an award, any shares remaining subject to restrictions (after taking into account the provisions of Subsection (f) of this Section 10.) shall thereupon be forfeited by the Grantee and transferred to, and reacquired by, the Company or a Parent or Subsidiary at no cost to the Company or such Parent or Subsidiary.

                  (d) During the Restricted Period the Grantee shall possess all incidents of ownership of such shares, subject to Subsection (b) of this Section 10, including the right to receive cash dividends with respect to such shares and to vote such shares; provided, that shares of Common Stock distributed in connection with a stock split or stock dividend shall be subject to restriction and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such shares are distributed.

                  (e) Upon the occurrence of any of the events described in
Section 11(c), all restrictions then outstanding with respect to shares of Restricted Stock awarded hereunder shall automatically expire and be of no further force or effect.

                  (f) The Committee shall have the authority (and the Restricted Stock Agreement may so provide) to cancel all or any portion of any outstanding restrictions prior to the expiration of the Restricted Period with respect to any or all of the shares of Restricted Stock awarded on such terms and conditions as the Committee shall deem appropriate.

11.      EFFECT OF CERTAIN CHANGES.

                  (a) If there is any change in the shares of Common Stock through the declaration of extraordinary cash dividends, stock dividends, recapitalization, stock splits, or combinations or exchanges of such shares, or other similar transactions, the number of shares of Common Stock available for awards (both the maximum number of shares issuable under the Plan as a whole and the maximum number of shares issuable on a per-employee basis, each as set forth in Section 5 hereof, the number of such shares covered by outstanding awards, the Performance Goals, and the price per share of Options or SARs shall be proportionately adjusted by the Committee to reflect such change in the issued shares of Common Stock; provided, that any fractional shares resulting from such adjustment shall be eliminated; and provided, further, that, with respect to Incentive Stock Options, such adjustment shall be made in accordance with
Section 424(h) of the Code.

                  (b) In the event of the dissolution or liquidation of the Company; in the event of any corporate separation or division, including but not limited to, split-up, split-off or spin-off; or in the event of other similar transactions, the Committee may, in its sole discretion, provide that either:

                           (i) the Grantee of any award hereunder shall have the
right to exercise an Option (at its then Option Price) and receive such property, cash, securities, or any combination thereof upon such exercise as would have been received with respect to the number of shares of Common Stock for which such Option might have been exercised immediately prior to such dissolution, liquidation, or corporate separation or division; or

                           (ii) each Option shall terminate as of a date to be
fixed by the Committee and that not less than thirty (30) days' written notice of the date so fixed shall be given to each Grantee, who shall have the right, during the period of thirty (30) days preceding such termination, to exercise all or part of such Option.

         In the event of a proposed sale of all or substantially all of the assets of the Company or the merger of the Company with or into another corporation, any award then outstanding shall be assumed or an equivalent award shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless such successor corporation does not agree to assume the award or to substitute an equivalent award, in which case the Committee shall, in lieu of such assumption or substitution, provide for the realization of such outstanding awards in the manner set forth in Section 11(b)(i) or 11(b)(ii) above.

                  (c) If, while any awards remain outstanding under the Plan, any of the following events shall occur (which events shall constitute a "Change in Control" of the Company):

                           (i) the "beneficial ownership," as defined in Rule
13d-3 under the Exchange Act, of securities representing more than a majority of the combined voting power of the Company are acquired by any "person" as defined in Sections 13(d) and 14(d) of the Exchange Act (other than (A) the Company, (B) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, (C) the Voting Trust and the Voting Trustees, (D) Edward L. Gaylord or any member of his Immediate Family, or any "person" controlled by, controlling or under common control with Edward L. Gaylord or any member of his Immediate Family; or (E) any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company); or

                           (ii) the shareholders of the Company approve a
definitive agreement to merge or consolidate the Company with or into another company (other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) a majority of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation), or to sell or otherwise dispose of all or substantially all of its assets, or adopt a plan of liquidation; or

                           (iii) during any period of two consecutive years,
individuals who at the beginning of such period were members of the Board cease for any reason to constitute at least a majority thereof (unless the election, or the nomination for election by the Company's shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period);

then from and after the date on which any such Change in Control shall have occurred (the "Acceleration Date"), any Option, SAR, and share of Restricted Stock awarded pursuant to this Plan shall be exercisable or otherwise nonforfeitable in full, as applicable, whether or not otherwise exercisable or forfeitable.

                  Following the Acceleration Date, the Committee shall, in the case of a merger, consolidation, or sale or disposition of assets, promptly make an appropriate adjustment to the number and class of shares of Common Stock available for awards, and to the amount and kind of shares or other securities or property receivable upon exercise or other realization of any outstanding awards after the effective date of such transaction, and, if applicable, the price thereof.

                  (d) In the event of a change in the Common Stock of the Company as presently constituted that is limited to a change of all of its authorized shares of Common Stock into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan.

                  (e) Except as herein before expressly provided in this Section 11, the Grantee of an award hereunder shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, or consolidation or spin-off of assets or stock of another company; and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an award. The grant of an award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structures or to merge or to consolidate or to dissolve, liquidate, or sell, or transfer all or part of its business or assets or engage in any similar transactions.

12.      SURRENDER AND EXCHANGES OF AWARDS.

         The Committee may permit the voluntary surrender of all or a portion of any Option granted under the Plan or any option granted under any other plan, program, or arrangement of the Company or any Subsidiary ("Surrendered Option"), to be conditioned upon the granting to the Grantee of a new Option for the same number of shares of Common Stock as the Surrendered Option, or may require such voluntary surrender as a condition precedent to a grant of a new Option to such Grantee. Subject to the provisions of the Plan, such new Option (1) may be an Incentive Stock Option or a Nonqualified Stock Option and (2) shall be exercisable at the price, during such period, and on such other terms and conditions as are specified by the Committee at the time the new Option is granted. The Committee may also grant Restricted Stock in exchange for Surrendered Options to any holder of such Surrendered Option.

13.      PERIOD DURING WHICH AWARDS MAY BE GRANTED.

         Awards may be granted pursuant to the Plan from time to time within a period of ten (10) years from the date of the Distribution (as defined in the Distribution Agreement), provided that awards granted prior to such tenth anniversary date may be extended beyond such date.

14.      LIMITS ON TRANSFERABILITY OF AWARDS.

         Awards of Incentive Stock Options (and any SAR related thereto) shall not be transferable otherwise than by will or by the laws of descent and distribution, and all Incentive Stock Options are exercisable during the Grantee's lifetime only by the Grantee. Awards of Nonqualified Stock Options (and any SAR related thereto) shall not be transferable, without the prior written consent of the Committee, other than (i) by will or by the laws of descent and distribution, (ii) by a Grantee to a member of his or her Immediate Family, or (iii) to a trust for the benefit of the Grantee or a member of his or her Immediate Family. Awards of Restricted Stock shall be transferable only to the extent set forth in the Restricted Stock Agreement.

15.      EFFECTIVE DATE.

         The Plan shall be deemed to have taken effect on October 1, 1997.

16.      AGREEMENT BY GRANTEE REGARDING WITHHOLDING TAXES.

         If the Committee shall so require, as a condition of exercise of an Option or SAR or other realization of an award, each Grantee shall agree that no later than the date of exercise or other realization of an award granted hereunder, the Grantee will pay to the Company or make arrangements satisfactory to the Committee regarding payment of any federal, state, or local taxes of any kind required by law to be withheld upon the exercise of an Option or other realization of an award. Alternatively, the Committee may provide that a Grantee may elect, to the extent permitted or required by law, to have the Company deduct federal, state, and local taxes of any kind required by law to be withheld upon the exercise of an Option or realization of any award from any payment of any kind due to the Grantee. The Committee may, in its sole discretion, permit withholding obligations to be satisfied in shares of Common Stock subject to the award.

17.      AMENDMENT AND TERMINATION OF THE PLAN.

         The Board at any time and from time to time may suspend, terminate, modify, or amend the Plan without stockholder approval to the fullest extent permitted by the Exchange Act and the rules and regulations thereunder; provided, however, that no suspension, termination, modification, or amendment of the Plan may adversely affect any award previously granted hereunder, unless the written consent of the Grantee is obtained.

18.      RIGHTS AS A SHAREHOLDER.

         Except as provided in Section 10(d) hereof, a Grantee or a transferee of an award shall have no rights as a shareholder with respect to any shares covered by the award until the date of the issuance of a stock certificate to him or her for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities, or other property) or distribution of other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 11 hereof.

19.      NO RIGHTS TO SERVICE OR EMPLOYMENT.

         Nothing in the Plan or in any award granted or Agreement entered into pursuant hereto shall confer upon any Grantee the right to continue in the employ of the Company or any Subsidiary or to be entitled to any remuneration or benefits not set forth in the Plan or such Agreement or to interfere with or limit in any way the right of the Company or any such Subsidiary to terminate such Grantee's service to or employment by the Company or such Subsidiary. Awards granted under the Plan shall not be affected by any change in duties or position of a Grantee as long as such Grantee continues to provide service to or is in the employ of the Company or any Subsidiary.

20.      BENEFICIARY.

         A Grantee may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Grantee, the executor or administrator of the Grantee's estate shall be deemed to be the Grantee's beneficiary.

21.      UNFUNDED STATUS OF PLAN.

         The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Grantee by the Company, nothing contained herein shall give any such Grantee any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or payments in lieu of or with respect to awards hereunder; provided, however, that, unless the Committee otherwise determines with the consent of the affected participant, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

22.      GOVERNING LAW.

         The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware.

                                                                           PROXY

                         GAYLORD ENTERTAINMENT COMPANY
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 10, 2000
 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF GAYLORD ENTERTAINMENT COMPANY

    The undersigned hereby appoints E.K. Gaylord II and Terry E. London, and each of them, as proxies, with full power of substitution, to vote all shares of the undersigned as shown on the reverse side of this proxy at the Annual Meeting of Stockholders of Gaylord Entertainment Company (the "Company") to be held at the Ryman Auditorium, 116 5th Avenue North, Nashville, Tennessee, on Wednesday, May 10, 2000, at 10:00 a.m., local time, and any adjournment(s) thereof.

    Your shares will be voted in accordance with your specifications on the opposite side. IF NO CHOICE IS SPECIFIED, SHARES WILL BE VOTED FOR THE ELECTION OF THE THREE (3) NOMINEES SET FORTH BELOW; FOR THE PROPOSAL TO AMEND THE COMPANY'S AMENDED AND RESTATED 1997 STOCK OPTION AND INCENTIVE PLAN TO RENAME THE PLAN, INCREASE THE TYPES OF AWARDS THAT MAY BE AWARDED UNDER THE PLAN, PROHIBIT REPRICING OF OPTIONS, AND INCREASE THE NUMBER OF SHARES AUTHORIZED FOR GRANT AND ISSUANCE PURSUANT TO THE PLAN; FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF ACCOUNTANTS; AND, IN THE DISCRETION OF THE PERSONS ENTITLED TO VOTE THE SHARES, FOR OR AGAINST ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT(S) THEREOF, IN EACH CASE AS MORE FULLY SET FORTH IN THE ACCOMPANYING PROXY STATEMENT OF THE COMPANY.

           VOTES MUST BE INDICATED [X] USING BLACK OR BLUE INK ONLY.

           (Continued, and to be dated and signed on the other side.)

                         GAYLORD ENTERTAINMENT COMPANY

1.   ELECTION OF DIRECTORS. Nominees for three-year term ending
     2003: E.K. Gaylord II, Terry E. London and Mary Agnes
     Wilderotter
     [ ] FOR ALL NOMINEES (except as indicated below)
     [ ] AUTHORITY WITHHELD TO VOTE FOR ALL NOMINEES
     To withhold authority to vote for any individual nominee,
     mark "FOR ALL NOMINEES" and write the excepted nominee's
     name on the line below.
     Exception:
     ------------------------------------------------------------
2.   PROPOSAL TO AMEND THE COMPANY'S AMENDED AND RESTATED 1997
     STOCK OPTION AND INCENTIVE PLAN TO RENAME THE PLAN, INCREASE
     THE TYPES OF AWARDS THAT MAY BE AWARDED UNDER THE PLAN,
     PROHIBIT REPRICING OF OPTIONS, AND INCREASE THE NUMBER OF
     SHARES AUTHORIZED FOR GRANT AND ISSUANCE PURSUANT TO THE
     PLAN.
     [ ] FOR          [ ] AGAINST          [ ] ABSTAIN
3.   PROPOSAL TO RATIFY THE APPOINTMENT OF ACCOUNTANTS.
     [ ] FOR          [ ] AGAINST          [ ] ABSTAIN
4.   IN THE DISCRETION OF THE PERSON(S) ENTITLED TO VOTE THE
     SHARES ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE
     SAID MEETING OR ANY ADJOURNMENTS THEREOF.

                                                Dated:                     2000.
                                                      -------------------,

                                                --------------------------------
                                                Signature

                                                --------------------------------
                                                Signature(s), if held jointly

                                                Please sign exactly as your name
                                                appears on your stock
                                                certificate. If registered in
                                                the names of two or more
                                                persons, each should sign.
                                                Executors, administrators,
                                                trustees, guardians, attorneys,
                                                and corporate officers should
                                                show their full title.

PLEASE SIGN, DATE AND RETURN THE PROXY CARD
PROMPTLY USING THE ENCLOSED ENVELOPE.